UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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PNM Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PNM Resources, Inc. Alvarado Square Albuquerque, NM 87158

Notice of Annual Meeting of Shareholders

Tuesday, May 22, 2007

9:00 a.m., Mountain Daylight Time

South Broadway Cultural Center

1025 Broadway, SE

Albuquerque, New Mexico

April 12, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of PNM Resources, Inc.   The meeting will be held on Tuesday, May 22, 2007, at 9:00 a.m. (Mountain Daylight Time), at the South Broadway Cultural Center, 1025 Broadway, SE, Albuquerque, New Mexico.  A map to the meeting location is included on the back page of this proxy statement for your reference.

At the meeting, shareholders are being asked to:

•                  Elect nine (9) directors.

•                  Approve the appointment of Deloitte & Touche LLP, as independent public accountants for 2007.

•                  Transact any other business properly brought up at the meeting.

Holders of PNM Resources, Inc. common stock of record at the close of business April 2, 2007 may vote at the meeting.

This proxy statement and proxy card are being distributed on or about April 12, 2007.  Whether or not you plan to attend the meeting, please complete and return the accompanying proxy card or vote by telephone or the Internet promptly, so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes.  Your vote is important.  The continuing interest of our shareholders in the business of PNM Resources, Inc. is appreciated and we hope you will be able to attend.

Sincerely,

Jeffry E. Sterba

Chairman of the Board, President and

Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders
Table of Contents
Glossary
Summary of Proposals You Are Asked to Vote On
Introduction
Governance
Code of Ethics
Other Governance Policies
Attendance and Voting Matters
Proposal 1: Election of Directors
General Information
Directors Nominated This Year
Director Independence
Board Meetings
Communication with the Board
Director Service Policy
Board Committees and their Functions
PNM Resources Common Stock Owned by Executive Officers and Directors
Ownership of More than Five Percent of PNM Resources Common Stock
Related Person Transactions
Director Compensation
Summary of Non-Employee Director Compensation in 2006
Stock Ownership Guidelines
Audit and Ethics Committee Report
Independent Auditor Fees
Proposal 2: Approval of Independent Public Accountants
Executive Compensation
Compensation Discussion and Analysis
Compensation Committee Report
Summary of Executive Compensation in 2006
Equity Compensation Plan Information
Other Matters
Appendix A – Corporate Governance Principles
Appendix B – Stock Option Grant Policy
Appendix C – Policy and Procedure Governing Related Party Transactions
Appendix D – Audit and Ethics Committee Charter
Appendix E – Finance Committee Charter
Appendix F – Governance and Public Policy Committee Charter
Appendix G – Human Resources and Compensation Committee Charter

i

GLOSSARY OF TERMS USED IN THIS PROXY

Audit Committee	Audit and Ethics Committee of the Board
Annual Meeting	2007 Annual Meeting of PNMR shareholders to be held on May 22, 2007
Board	Board of Directors of PNM Resources
Cascade	Cascade Investment, L.L.C.
CAO	Chief Administrative Officer of PNMR
CEO	Chief Executive Officer of PNMR
CFO	Chief Financial Officer of PNMR
Company, PNMR or PNM Resources	PNM Resources, Inc.
Compensation Committee, Committee or HRCC	Human Resources and Compensation Committee of the Board
Consultant	Outside compensation consultant retained by HRCC, currently, Kennedy & Rand Consulting, Inc.
Deloitte & Touche	Deloitte & Touche, LLP
ESA	PNMR Executive Spending Account Plan
ECJV	ECJV Holdings, LLC
ERP	PNMR Employees’ Retirement Plan
ESP	PNMR Executive Savings Plan
ESP II	PNMR Executive Savings Plan II
ESPP	PNMR Employee Stock Purchase Plan
GPPC	Governance and Public Policy Committee of the Board
HRCC	Human Resources and Compensation Committee of the Board
Incentive EPS	Adjusted earnings per share measure used for OIP award purposes
Index	S&P Midcap 400 Utilities Index
LT$	PNMR Long-term Performance Cash Program
NEO(s) or Named Executive Officer(s)	Named executive officers of PNMR consisting of the CEO, CFO and the 3 other highest paid executives
NYSE	New York Stock Exchange
OIP	PNMR 2006 Officer Incentive Plan
OPT	Award of stock options under the PEP
Peer Group	Utility and energy companies within the S&P Midcap 400 Utilities Index that comprise PNMR’s compensation peer group
PEP or Performance Equity Plan	PNMR Omnibus Performance Equity Plan
PNM	Public Service Company of New Mexico, a wholly owned subsidiary of PNM Resources
PNMR	PNM Resources, Inc., a company which trades on the NYSE under the symbol “PNM”
PNM Resources	PNM Resources, Inc.
PSA	Award of performance shares under the PEP
PSP	PNMR Performance Stock Plan (expired in 2000, except as to then outstanding options)
Retention Plan	PNMR Officer Retention Plan
RSP	PNMR Retirement Savings Plan, a 401(k) plan
SEC	Securities and Exchange Commission
SERP	Supplemental employee retirement agreement either between (1) PNMR and Mr. Sterba or (2) PNMR and Mr. Ortiz
Tax Code	Internal Revenue Code of 1986, as amended
Towers Perrin Compensation Database	Towers Perrin Energy Services Compensation Survey Database
TNMP	Texas-New Mexico Power Company, a wholly-owned subsidiary of PNMR
TSR	PNMR’s total shareholder return as calculated under the LT$

ii

PNM Resources, Inc.

Proxy Statement for 2007 Annual Meeting of Shareholders

Tuesday, May 22, 2007

SUMMARY OF PROPOSALS YOU ARE ASKED TO VOTE ON

This proxy statement summarizes the information you need to know to vote at the 2007 Annual Meeting of Shareholders (“Annual Meeting”).  You do not need to attend the Annual Meeting to vote your shares.  We first mailed the proxy statement and proxy card to shareholders on or about April 12, 2007.  For a complete listing of terms defined and used in this proxy statement, see the Glossary on page ii.

Proposal 1 — Election of Directors

All nine current members of the Board of Directors of PNM Resources, Inc. (the “Board”) are seeking election for one-year terms at this year’s Annual Meeting.  The Board recommends:

Adelmo E. Archuleta	Robert M. Price
Julie A. Dobson	Bonnie S. Reitz
Woody L. Hunt	Jeffry E. Sterba
Charles E. McMahen	Joan B. Woodard
Manuel T. Pacheco

for election to the Board at the Annual Meeting.  Detailed information about these nominees is provided beginning on page 5.

If a nominee becomes unavailable for election, proxy holders will vote for another nominee proposed by the Board or the seat will remain vacant until the Board proposes another nominee.

The Board of Directors unanimously recommends a vote FOR each director nominee.

Proposal 2 — Approval of Independent Public Accountants

The Audit and Ethics Committee (“Audit Committee”) of the Board, which is composed entirely of independent non-employee directors, selects and hires the independent registered public accountant, subject to ratification by the Company’s shareholders, to audit the Company’s books.  The Audit Committee has selected Deloitte & Touche LLP to audit the Company’s consolidated financial statements for the fiscal year beginning January 1, 2007.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting, where they will have the opportunity to make statements and answer questions.  If shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee would reconsider its selection.

The Board of Directors unanimously recommends a vote FOR the appointment of Deloitte & Touche LLP, as independent public accountants for fiscal year 2007.

INTRODUCTION

PNM Resources, Inc. (“PNM Resources,” “PNMR,” or the “Company”) is an investor-owned holding company of energy and energy-related businesses.  Its headquarters are in Albuquerque, New Mexico and it trades on the New York Stock Exchange (“NYSE”) under the symbol “PNM.”

Governance

The Board recognizes the importance of corporate governance to the proper management of the Company.  Accordingly, the Board has organized the various governance policies adopted and practiced over the years into a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators and the community may be aware of the policies followed by the Company.  These principles have been approved by the full Board after analysis of policy considerations and peer benchmarks.  The Board has chosen those practices it believes to be in the best interests of its investors.  Because the Board recognizes the on-going debate with regard to corporate governance practices, it has charged its Governance and Public Policy Committee with reviewing the principles at least annually (more often if necessary) and recommending any necessary changes to the Board.

The Corporate Governance Principles document was amended in 2006 by adding new sections on Communication with the Board and Board Meeting Materials, and enhancing the “Independence Section” to clarify that PNM Resources follows the NYSE independence requirements.  The Corporate Governance Principles document is attached as Appendix A, and can also be found on PNM Resources’ website at www.pnmresources.com/ge/cg.  The principles document sets forth key practices and addresses the following:

•                  Responsibilities of the Board

•                  Process for Director Nominations

•                  Director Qualifications

•                  Director Independence

•                  Planning/Oversight Functions

•                  Stock Ownership Guidelines

•                  Director Service

•                  Director Compensation

Code of Ethics

The Company has adopted a code of ethics, Do the Right Thing-Principles of Business Conduct, that applies to all directors, officers (including the principal executive officer, principal financial officer and principal accounting officer) and employees.  Do the Right Thing is available in print to any shareholder who requests it by writing to the Ethics and Compliance Department, PNM Resources, Inc., Alvarado Square, MS-2804, Albuquerque New Mexico 87158.  Do the Right Thing is also available on our website at www.pnmresources.com/ge/ec.  The Company will post amendments to or waivers from its code of ethics (to the extent applicable to the Company’s executive officers and directors) at this location on its website.

Concerns relating to financial statement disclosures, accounting, internal accounting controls, or auditing matters, and other matters involving violations of law are handled in accordance with the complaint procedures adopted by the Audit and Ethics Committee that are posted on the Company’s website at www.pnmresources.com/ge/cg. The Company also established an anonymous/confidential hotline through which employees and others may report concerns about the Company’s business practices.

OTHER GOVERNANCE POLICIES

Stock Option Grant Policy

In light of recent SEC guidance for public companies regarding stock option grant disclosures and the suggestion to provide narrative disclosure regarding a company’s option granting policies, the Board adopted the Stock Option Grant Policy on December 4, 2006, which governs the granting of all forms of equity compensation.  The policy was amended in February 2007 to set forth additional good governance procedures for making equity awards when the regular schedule for the grant of equity compensation falls within a black-out period for trading in the Company’s securities under PNM Resources’ Insider Trading Policy.  The Stock Option Grant Policy, as amended to date, is attached as Appendix B, and can also be found on our website at www.pnmresources.com/ge/cg.

The Company also took a proactive approach in conducting an internal audit review of past stock grant practices, and no issues relating to backdating or any other irregularities were identified in the audit review.

Related Person Transactions Policy

On February 13, 2007, the Board approved the “Policy and Procedures Governing Related Party Transactions,” attached as Appendix C to this proxy statement, and posted on our website at www.pnmresources.com/ge/cg.  The policy provides that all transactions with executive officers, directors or greater than 5% shareholders or any immediate family member of any of the foregoing where the aggregate amount involved is expected to exceed $120,000 per year, are subject to pre-approval or ratification by the Governance and Public Policy Committee (“GPPC”), or by the Board or another committee in the normal fulfillment of their respective charters and responsibilities. In determining whether to approve such transactions, the GPCC will consider, among other factors, the extent of the related person’s interest in the transaction; the availability of other sources of comparable products or services; whether the terms are no less favorable than terms generally available in unaffiliated transactions under like circumstances; the benefit to PNMR; and the aggregate value of the transaction at issue.

Attendance and Voting Matters

Admission tickets will be distributed at the registration tables in the lobby of the South Broadway Cultural Center prior to the Annual Meeting.  Attendance is limited to shareholders of record on April 2, 2007.  If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of the record date.

For your convenience, we have established four easy methods for voting:

In Person:	You can attend and cast your vote at the Annual Meeting.

By Telephone:	For automated telephone voting, call 1-866-540-5760 (toll free). (Please refer to the instructions on the enclosed proxy card.)

By Internet:

Access http://www.proxyvoting.com/pnm

(Please refer to the instructions on the enclosed proxy card.

NOTE: There is a different Internet address for shares held in the 401(k) plan.

Access http://www.proxyvoting.com/pnm-emp)

Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder.

By Mail:	Simply return your executed proxy card in the enclosed postage-paid envelope.

Your shares will be voted in the manner you indicate.  In the absence of specific instructions, proxies will be voted by those named in the proxy FOR the election of the directors nominated, FOR the approval of the selection of Deloitte & Touche LLP (“Deloitte & Touche”), as independent public accountants, and on all other matters in accordance with their judgment.  Any subsequent vote by any means will change your prior vote.  The last vote actually received before the Annual Meeting will be the one counted.  You may also revoke your proxy by voting in person at the Annual Meeting.

Each share of PNM Resources common stock you own entitles you to one vote.  As of April 2, 2007, there were 76,683,386 shares of PNM Resources common stock outstanding.

Quorum and Vote Necessary for Action - A quorum of shareholders is necessary to hold a valid meeting. If at least a majority of the PNM Resources common stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy, a quorum will exist.

A quorum and the affirmative vote of the holders of a majority of the shares of PNM Resources common stock present, in person or by proxy, and entitled to vote at the Annual Meeting are required to elect directors, and approve the appointment of independent public accountants.   Abstentions will have the effect of a vote against these matters, while broker non-votes will not be counted in calculating voting results on these matters.

Shares Held In Street Name - If your shares are registered in your name on the books and records of the Company’s transfer agent, you are a registered stockholder.  If your shares are held for you in the name of your broker or bank, your shares are held in street name.   If you do not return your proxy and your shares are held in street name, your brokerage firm may vote your shares on certain “routine” matters.   When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting.  The election of directors and the approval of the appointment of Deloitte & Touche as independent public accountants for 2007 are considered routine matters for which brokerage firms may vote your shares without your proxy.

A broker non-vote occurs when a broker is not permitted under NYSE rules to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and no instruction is given.  There are no non-routine matters on the ballot this year.

Shares Held in the Retirement Savings Plan (“RSP”) — If you are a participant in the RSP (a 401(k) Plan) and shares of PNM Resources have been allocated to your account under the PNM Resources Stock Fund investment option of the RSP, then you will receive a separate vote authorization form and supplemental materials on voting instructions for these shares from the Corporate Investment Committee.

Voting Registered Shares, Including Shares Held in the Employee Stock Purchase Plan (“ESPP”) and RSP Shares — Please use the enclosed proxy card to vote your registered shares, which includes shares purchased by employees through the ESPP prior to the record date.  Thus, if you are a registered shareholder and have shares allocated to your RSP account, you will need to vote your registered shares with the proxy card and vote your RSP shares with the RSP vote authorization form.

Matters Raised at the Meeting not Included in this Proxy Statement — The Board knows of no other business to be conducted at the Annual Meeting other than those discussed in this proxy statement.  If any other matter is properly presented, the proxy committee will vote on the matter in accordance with its judgment.  Shareholders attending the meeting will directly vote on those matters.

PROPOSAL 1:  ELECTION OF DIRECTORS (PROPOSAL 1 ON YOUR PROXY CARD)

General Information

All nine current directors are seeking election for one-year terms at this year’s Annual Meeting.  There are no vacancies as the Board fixed the number of directors at nine effective with the 2006 Annual Meeting.  No third party fees were paid in 2006 for identifying Board candidates.

The Director Service Policy provides that ordinarily a director will not serve for more than 12 years on the Board.  Robert M. Price has served as a director for 15 years.  The Board is recommending that Mr. Price be elected to serve an additional one-year term because Mr. Price’s continued service is in the best interests of the Company due to his extensive qualifications and experience which will be critical as the Company pursues its growth strategies, including the start-up of its recently announced joint venture with a subsidiary of Cascade Investment, L.L.C.  In accordance with the Director Service Policy, referenced in this proxy on page 9, Mr. Price submitted a written resignation to the Board for acceptance at such time as the Board, in its discretion, deems advisable.  There is no current expectation that the resignation would be accepted by the Board within the one-year term.

Each nominee has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by the Board upon the recommendation of the Governance and Public Policy Committee of the Board.  Alternatively, the seat will remain vacant if a substitute nominee is not selected prior to the Annual Meeting.

 All of the director nominees are non-employee independent directors, except Jeffry E. Sterba, Chief Executive Officer of the Company.  Biographical information regarding each nominee is noted below.

DIRECTORS NOMINATED THIS YEAR — TERM EXPIRING IN 2008

Adelmo E. Archuleta Director since July 15, 2003
Principal Occupation During Past Five Years: President and CEO, Molzen-Corbin & Associates, a New Mexico consulting engineering and architecture firm, since 1982

Mr. Archuleta, age 56, is a resident of Albuquerque, New Mexico, and holds a Master’s degree in Civil Engineering from New Mexico State University.  He joined Molzen-Corbin & Associates in 1975, and has led the firm as its President and Chief Executive Officer since 1982.  Other directorships include:  the Bank of Albuquerque; Presbyterian Healthcare Services; the United Way of Central New Mexico; and Explora Children and Science Museum. Mr. Archuleta currently serves on the Audit and Ethics Committee and the Human Resources and Compensation Committee.

Julie A. Dobson Director since July 16, 2002

Principal Occupation During Past Five Years:

Chairman, TeleBright Corp., a telecommunications decision-support technology company, since 2002

Chief Operating Officer, TeleCorp PCS, 1998-2002

Ms. Dobson, age 50, is a resident of Potomac, Maryland, and was Chief Operating Officer and one of the founding principals of TeleCorp PCS, a wireless/mobile phone company serving more than a million customers when sold to AT&T Wireless.  A 1978 William & Mary graduate, she earned an MBA in Finance at the University of Pittsburgh the following year before beginning a long career in what became Verizon, starting in sales with Bell of Pennsylvania, and concluding as president of one of the company’s non-regulated businesses, Bell Atlantic Mobile (New York).  Other directorships include:  Safeguard Scientifics, Inc., Wayne, PA; and LCCI, McLean, VA.  Ms. Dobson currently serves as Chair of the Finance Committee and is a member of the Audit and Ethics Committee.  The Board of Directors has determined that Ms. Dobson qualifies as an “audit committee financial expert” as defined by the SEC regulations.

Woody L. Hunt

Director since September 27, 2005

Principal Occupation During Past Five Years:

Chairman and Chief Executive Officer, Hunt Building Co., Ltd, and Affiliated Companies, since 1977

Mr. Hunt, age 61, is a resident of El Paso, Texas, and is chief executive officer of Hunt Building Company, Ltd., a privately owned development, construction, and property management company based in El Paso.  He graduated with honors from the University of Texas at Austin with a Bachelor’s degree in Finance in 1966 and an MBA in Finance in 1970.  He earned an M.A. in management from the Claremont Graduate School in California in 1989.  He is a former director of The University of Texas Investment Management Company.  Mr. Hunt serves on the Audit and Ethics and Finance Committees and has been designated an “audit committee financial expert” as defined by the SEC regulations.

Charles E. McMahen Director since May 17, 2005

Principal Occupation During Past Five Years:

Retired December 31, 2003, as an officer of Compass Bank and Compass Bancshares

Vice Chairman of Compass Bank and Compass Bancshares - 1999-2003

Mr. McMahen, age 67, is a resident of Schulenburg, Texas, and retired from Compass Bank and Compass Bancshares in 2003.  A graduate from the University of Houston, he earned a Bachelor of Business Administration degree in Accounting.  He is the recipient of the Distinguished Alumnus Award from the University of Houston and in 2002 was awarded an Honorary Doctorate degree.  Other directorships include: Compass Bancshares, Inc., and Enterprise GP Holdings, L.P for which he serves as Chair of the Audit, Conflicts and Governance Committee.  Enterprise GP Holdings L.P. is an energy company providing a range of processing, storage and transportation services. Mr. McMahen currently serves as Chair of the Audit and Ethics Committee, and is a member of the Human Resources and Compensation Committee.  The Board of Directors has determined that Mr. McMahen qualifies as an “audit committee financial expert” as defined by the SEC regulations.

Manuel T. Pacheco, Ph.D. Director since November 20, 2001
Principal Occupation During Past Five Years: Interim President, Highlands University — July 2006-January 2007 Retired President, University of Missouri System — 1997-2003

Dr. Pacheco, age 65, is a resident of Phoenix, Arizona, and served as Interim President of New Mexico Highlands University, Las Vegas, New Mexico, from July 2006 to January 2007.  He retired in 2003 as the President of the University of Missouri System.  From 1984 to 1997, he served as President of various universities, including the University of Arizona and the University of Houston. He holds a Doctorate degree in Foreign Language Education.  Dr. Pacheco currently serves as Chair of the Governance and Public Policy Committee and is a member of the Human Resources and Compensation Committee.

Robert M. Price Director since July 7, 1992
Principal Occupation During Past Five Years: President, PSV, Inc., a technology consulting business, since 1990

Mr. Price, age 76, is a resident of Edina, Minnesota, and has been President of PSV Inc. located in Burnsville, MN, since 1990.  Between 1961 and 1990, Mr. Price served in various executive positions, including Chairman and Chief Executive Officer, of Control Data Corporation, a mainframe computer manufacturer and business services provider.  Other directorships include:  Affinity Technology Group, Inc. and Datalink Corporation.  He currently serves as a member of the Human Resources and Compensation Committee, Finance Committee and Governance and Public Policy Committee.

Bonnie S. Reitz Director since July 16, 2002

Principal Occupation During Past Five Years:

Owner, InsideOut…Culture to Customer, a business consulting company, since March 2003

President, EOS Airlines, a new premium transatlantic airline -

April-August 2005

Senior Vice President, Sales and Distribution, Continental Airlines, Inc., 1994-2003

Ms. Reitz, age 54, is a resident of St. Petersburg, Florida, and is the owner/founder of InsideOut…Culture to Customer, a business consulting company.  Ms. Reitz was President of EOS Airlines from April to August 2005.  Ms. Reitz retired in 2003, as Senior Vice President for Sales and Distribution of Continental Airlines.  Ms. Reitz is a 1974 Purdue graduate and began her career in the airline industry in 1977.  Other directorships include: Express Jet Holdings of Houston, Texas for which she serves on the compensation committee, and the local and national organizations of Dress for Success.  Ms. Reitz currently serves as Chair of the Human Resources and Compensation Committee and is a member of the Governance and Public Policy Committee.

Jeffry E. Sterba Director since March 7, 2000

Principal Occupation During Past Five Years:

Chairman, President and Chief Executive Officer, PNM Resources, Inc. since 2000

Executive Vice President, USEC, 1999-2000

Executive Vice President and Chief Operating Officer, Public Service Company of New Mexico (“PNM”), 1997-1999

Mr. Sterba, age 52, is a resident of Albuquerque, New Mexico, and is Chairman, President and Chief Executive Officer of PNM Resources and PNM.  Mr. Sterba became President of PNM on March 6, 2000, became President and CEO of PNM on June 6, 2000, and was elected Chairman of the Board of the Company on October 1, 2000.  Previously, Mr. Sterba served as Executive Vice President of USEC, Inc., from January 1999 to February 2000.  Before joining USEC in January 1999, Mr. Sterba was Executive Vice President and Chief Operating Officer of PNM overseeing all of its business units.  During his previous years at the Company, Mr. Sterba held various executive positions and was responsible for bulk power services, corporate strategy and asset restructuring,  retail  electric  and  water  services,  and  electric  business development and finance.  Other directorships in addition to various Company subsidiaries include: Vice Chair, Edison Electric Institute; Chair, Electric Power Research Institute; U. S. Chamber of Commerce; and EnergyCo, LLC.  Mr. Sterba also serves on an advisory board for Wells Fargo Bank, N.A.

Joan B. Woodard Director since July 15, 2003
Principal Occupation During Past Five Years: Executive Vice President and Deputy Director, Sandia National Laboratories, since March 1999

Dr. Woodard, age 54, is a resident of Albuquerque, New Mexico, and is Executive Vice President and Deputy Director for Sandia National Laboratories in Albuquerque. She holds a Doctorate degree in Mechanical Engineering from the University of California.  She is currently responsible for the nuclear deterrent program at the lab, and previously served as the lead Vice President for energy research and development and as the chief operations officer.    She serves on advisory boards for the University of Missouri, as well as the Air Force Scientific Advisory Board.  Dr. Woodard currently serves on the Governance and Public Policy Committee, the Finance Committee, and as the presiding director of the independent directors’ meetings.

The Board of Directors unanimously recommends a vote FOR each director nominee.

DIRECTOR INDEPENDENCE

In accordance with the Company’s Corporate Governance Principles, the Board has affirmatively determined that all of the directors, except Jeffry E. Sterba, are independent of PNM Resources and its management.  Mr. Sterba is considered an inside director because of his employment as the senior executive.  In addition to determining that all of the non-employee directors of PNM Resources satisfy all of the specific independence criteria under applicable law, including the NYSE listing standards, the Board determined that there were no direct or indirect relationships between PNM Resources and each non-employee director (other than service on the Board or a Board committee, or being a shareholder or a retail utility customer of the Company).

BOARD MEETINGS

The Chairman of the Board presides at all meetings of the shareholders and of the Board.  In circumstances where the independent directors meet without the Chairman, the Board selects a presiding director.  A presiding director is nominated and approved by the independent directors annually.  Dr. Joan B. Woodard currently serves as the presiding director.  The director selected is responsible for facilitating and chairing the independent directors’ meetings scheduled for that year.  The independent directors meet at least twice a year without management present, and will meet more often as the need arises.

In 2006, the full Board met 9 times.  The independent directors held four regularly scheduled meetings in 2006.  Attendance in 2006 at full Board and committee meetings exceeded 98%.

Directors are expected to attend the Annual Meeting, and as stated in the Corporate Governance Principles (Appendix A), directors are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting.  Directors are expected to actively participate in Board and committee meetings.  All directors attended the 2006 Annual Meeting held on May 16, 2006, with the exception of Bonnie S. Reitz, who did not attend due to the death of her husband.

COMMUNICATION WITH THE BOARD

Shareholders wishing to communicate with the Board, or with a specific director, may do so by writing to the Board, or to the particular director, and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-0806, Albuquerque, New Mexico 87158. All shareholder communications will be relayed to the Board of Directors or an appropriate committee of the Board.  If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board.  The Corporate Secretary shall promptly forward the unopened envelope to the Board.  From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to the Company’s website www.pnmresources.com/ge/cg for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the presiding director or with the non-management directors as a group may do so by writing to Presiding Director, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-0806, Albuquerque, New Mexico 87158.

DIRECTOR SERVICE POLICY

On February 19, 2002, the Board adopted a revised Director Service Policy addressing various aspects of board service, retirement practices, terms of office and inside directors.  The current Director Service Policy can be found on page A-7 of the Corporate Governance Principles, (Appendix A) and on the Company’s website at www.pnmresources.com/ge/cg.  As previously noted, prior to his election in 2003, and in accordance with the Director Service Policy, Mr. Price submitted a written resignation to the Board for acceptance at such time as the Board, in its discretion, deems advisable.  There is no current expectation that the resignation would be accepted by the Board within the one-year term following the Annual Meeting.

BOARD COMMITTEES AND THEIR FUNCTIONS

The Board has four standing committees: the Audit and Ethics Committee, the Finance Committee, the Governance and Public Policy Committee, and the Human Resources and Compensation Committee, all comprised solely of independent directors.  Each committee has a written charter that addresses the committee’s purpose and responsibilities.  All charters attached to this proxy statement can be found at www.pnmresources.com/ge/cg, and are available in print to any shareholder who requests it.  The charters are in compliance with applicable NYSE Listing Standards.

A summary of the committee responsibilities is included below.

Audit and Ethics Committee (“Audit Committee”)

Members:	Four independent, non-employee directors: Charles E. McMahen (Chair), Adelmo E. Archuleta, Julie A. Dobson, and Woody L. Hunt

Number of Meetings held in 2006:	10 (Including 6 Executive Sessions)

Functions:

•       Oversees the integrity of the Company’s financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established.

•       Ensures compliance with legal and regulatory requirements by the Company.

•       Assesses and ensures the independent accountant’s qualifications and independence.

•       Reviews and approves the performance of the Company’s internal audit function and independent accountants.

•       Approves independent accountant services and fees for audit and non-audit services.

Charter:

A copy of the Audit Committee Charter may be found in Appendix D to this proxy statement and can also be found at www.pnmresources.com/ge/cg. The Audit Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

Evaluation:	The Audit Committee conducted an evaluation of its performance in 2006.

Financial Experts:

The Board has unanimously determined that all Audit Committee members are financially literate under current NYSE listing standards, and in addition, Mr. Charles E. McMahen, Ms. Julie A. Dobson, and Mr. Woody L. Hunt qualify as “audit committee financial experts” within the meaning of SEC regulations.

Finance Committee

Members:	Four independent, non-employee directors: Julie A. Dobson (Chair), Woody L. Hunt, Robert M. Price, and Joan B. Woodard

Number of Meetings held in 2006:	4

Functions:

•       Reviews financial policies and performance objectives, including dividend policy.

•       Reviews and recommends to the Board the Company’s capital structure, including debt issuances.

•       Oversees the Company’s pension fund governance, performance, and funding level.

Charter:	A copy of the Finance Committee Charter, as amended on February 13, 2007, may be found in Appendix E to this proxy statement and can also be found at www.pnmresources.com/ge/cg.

Evaluation:	The Finance Committee conducted an evaluation of its performance in 2006.

Governance and Public Policy Committee (“GPPC”)

Members:	Four independent, non-employee directors: Manuel T. Pacheco (Chair), Robert M. Price, Bonnie S. Reitz, and Joan B. Woodard

Number of Meetings held in 2006:	6

Functions:

•       Recommend candidates for election to the Board.

•       Develops policy on composition and size of the Board, as well as tenure and retirement of directors.

•       Develops and recommends to the Board standards for determining director independence consistent with applicable laws or regulations.

•       Recommends Board compensation levels and stock ownership guidelines.

•       Oversees the evaluation of the Board.

•       Recommends to the Board a set of corporate governance principles applicable to the Company.

•       Reviews environmental sustainability strategy.

•       Oversees the Policy and Procedure Governing Related Party Transactions.

•       Oversees the Company’s public responsibilities and corporate citizenship.

Charter:	A copy of the GPPC Charter, as amended on February 13, 2007, may be found in Appendix F to this proxy statement and can also be found at www.pnmresources.com/ge/cg.

Evaluation:	The GPPC conducted an evaluation of its performance in 2006.

The GPPC will consider director candidates proposed by shareholders.  Director candidates recommended by shareholders will be evaluated against the same criteria as nominees submitted by the GPPC.  Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board.  Candidates should represent the interests of all shareholders and not those of a special interest group.  A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed description of the candidate’s qualifications, appropriate biographical information and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:

•                  directors should be individuals of the highest character and integrity and have inquiring minds, vision and the ability to work well with others and exercise good judgment;

•                  directors should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•                  directors should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•                  directors should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;

•                  directors should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and

•                  directors are required to have an equity ownership interest in the Company prior to commencing service on the Board. Each director’s ownership interest should increase over time, consistent with the stock ownership guidelines and applicable insider trading restrictions, so that an appropriate amount of stock is accumulated.

General Board attributes and director qualifications can also be found on page A-3 of the Corporate Governance Principles (Appendix A).

Human Resources and Compensation Committee (“HRCC”)

Members:

Five independent, non-employee directors (including meeting the outside director rules under Section 162(m) of the Tax Code):

Bonnie S. Reitz (Chair), Adelmo E. Archuleta, Charles E. McMahen,

Manuel T. Pacheco, and Robert M. Price

Number of Meetings held in 2006:	6 (Including 3 Executive Sessions)

Functions:

•       Recommends to the full board the compensation philosophy and guidelines for officers (emphasizing rewarding long term results and maximizing shareholder value) and the use of equity-based compensation plans for officers and other employees.

•       Establishes an appropriate compensation program for the CEO and review and approve corporate goals and objectives relevant to CEO compensation.

•       Evaluates CEO performance in light of corporate goals and objectives.

•       Reviews, and recommends to the independent directors, the CEO’s annual compensation level and components.

•       Establishes an appropriate compensation program for executive officers.

•       Reviews and approves all components of compensation for all officers and other highly compensated employees, including base salaries, short and long term incentive cash awards and all equity awards, giving due consideration to the CEO’s recommendations and review of the performance evaluations provided by the CEO for such individuals.

•       Oversees and approves guidelines for all other employee compensation programs.

Charter:	A copy of the HRCC Charter, as amended on February 13, 2007, may be found in Appendix G to this proxy statement, and can also be found at www.pnmresources.com/ge/cg.

Evaluation:	The HRCC conducted an evaluation of its performance in 2006.

PNM Resources Common Stock Owned by Executive Officers and Directors

(As of March 30, 2007)

	Amount and Nature of Shares Beneficially Owned (a)
Name	Aggregate No. of Shares Held (b)	Right to Acquire within 60 Days (c)	Percent of Shares Beneficially Owned
Adelmo E. Archuleta	5,482	16,050	*

Alice A. Cobb	25,113	26,099	*

Julie A. Dobson	8,150	18,300	*

Charles N. Eldred	8,335	1,672	*

Terry R. Horn (d)	7,536	9,809	*

Woody L. Hunt	4,050	350	*

Charles E. McMahen	8,150	1,050	*

Patrick T. Ortiz	45,089	18,629	*

Manuel T. Pacheco	3,815	16,050	*

Robert M. Price	5,100	19,050	*

William J. Real	20,762	20,087	*

Bonnie S. Reitz	4,350	22,050	*

Jeffry E. Sterba	139,496	547,529	*

Joan B. Woodard	3,762	16,050	*

Directors and Executive Officers as a Group (17)	327,593	755,806	1.4%

(a)          Beneficial ownership means the sole or shared power to vote, or to direct the voting of a security and/or investment power with respect to a security.

(b)         Shares held in the individual’s name, individually or jointly with others, or in the name of a bank, broker, or nominee for the individual’s account. The amounts shown also include the number of restricted stock units held by each director and officer.

(c)          The number of shares directors and executive officers have a right to acquire through stock option exercises within 60 days after March 30, 2007, and number of shares that executive officers have a right to acquire through the Executive Savings Plan and the Executive Savings Plan II upon the participant’s death or termination of employment.  As of March 30, 2007, the Executive Savings Plan share rights consist of 6,255 and the Executive Savings Plan II share rights consist of the 8,695 of the 547,529 shares reported for Jeffry E. Sterba, and an additional 18,319 shares of the 755,806 shares reported for directors and executive officers as a group.

(d)         Terry R. Horn is a NEO due to his temporary assignment as Acting Chief Financial Officer from August 10, 2005 to January 15, 2006.

*Less than 1% of PNM Resources outstanding shares of common stock.

Ownership of More than Five Percent of PNM Resources’ Common Stock

	Voting Authority		Dispositive Authority		Total	Percent of
Name and Address	Sole	Shared	Sole	Shared	Amount	Class
Lord, Abbett & Co. LLC (1) 90 Hudson Street, 11th Floor Jersey City, NJ 07302	6,378,772	0	6,793,272	0	6,793,272	8.95%

Cascade Investment, L.L.C. (2) 2365 Carillon Point Kirkland, WA 98033	6,519,550	0	6,519,550	0	6,519,550	8.5	%(3)

EARNEST Partners, LLC (4) 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	1,688,269	1,983,352	6,027,321	0	6,027,321	7.9%

Wellington Management Company, LLP (5) 75 State Street Boston, MA 02109	0	3,720,312	0	4,614,312	4,675,712	6.16%

Barclays Global Investors, NA (6) 45 Freemont Street, 17th Floor San Francisco, CA 94105	4,094,436	0	4,461,594	0	4,461,594	5.88%

(1)          As reported on Schedule 13G/A filed February 14, 2007 with the SEC by Lord, Abbett & Co. LLC.

(2)          As reported on Schedule 13G/A filed April 3, 2006 with the SEC by Cascade Investment, L.L.C. (“Cascade”).  The filing reported that all shares held by Cascade may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade.  As explained more clearly below under “Transaction with Cascade”, on October 7, 2005, PNM Resources issued 4,000,000 equity-linked units to Cascade.  Pursuant to the transaction, Cascade has the right to purchase shares of common stock from the Company, the exact number of shares depending on the average closing price per share of PNM Resources common stock over a 20-day trading period ending on the third trading day immediately preceding the purchase contract settlement date, subject to anti-dilution adjustments. Under the terms of the equity-linked units, Cascade can purchase a minimum of 3,981,600 shares and a maximum of 4,778,000 shares upon settlement of the purchase contracts.  The number of shares in the table does not reflect any shares that Cascade would be entitled to purchase and does not take into account any anti-dilution adjustments.  Certain regulatory approvals must be obtained prior to settling the purchase contracts with common stock if such settlement would result in Cascade owning 10% or more of the outstanding common stock of PNM Resources.

(3)          Cascade reported its Percent of Class ownership in the Schedule 13G/A filed April 3, 2006 as 9.5%, based on the number of issued and outstanding shares of PNMR common stock on December 31, 2005.  From December 31, 2005 to December 31, 2006, the number of issued and outstanding shares of PNMR common stock increased by 7,862,186 shares to 76,648,472 shares, which results in Cascade holding the Percent of Class as of December 31, 2006.

(4)          As reported on Schedule 13G/A filed February 14, 2007 with the SEC by EARNEST Partners, LLC.

(5)          As reported on Schedule 13G filed February 14, 2007 with the SEC by Wellington Management Company, LLP.

(6)          As reported on Schedule 13G filed February 14, 2007 with the SEC by Barclays Global Investors, NA.  This filing reported that Barclays Global Investors, NA beneficially owned 1,613,125 shares with sole voting power and 1,980,283 shares with sole dispositive power and that Barclays Global Fund Advisors beneficially owned 2,481,311 shares with sole voting power and 2,481,311 shares will sole dispositive power and reported the total aggregate amounts and Percent of Class set forth above in this table.

Except for the information related to the number of shares that Cascade may have the right to acquire in footnote (2) above, the information provided above is based on reports filed with the SEC.  PNM Resources makes no representation as to the accuracy or completeness of the information.  These are the only persons known to PNM Resources to be the beneficial owners of more than five percent of PNM Resources’ common stock, as of April 9, 2007.

RELATED PERSON TRANSACTIONS

Since January 1, 2006, PNM Resources has not participated, and has no current plans to participate, in any transactions in which its directors or executive officers or any of their immediate family members have a material interest that is reportable under applicable SEC rules.  PNM Resources has participated in the following transactions with Cascade, a shareholder which owns more than 5% of our common stock as indicated in the table above.

SALE OF EQUITY-LINKED UNITS

On August 16, 2004, we announced that Cascade had agreed to invest $100 million in equity-linked units to be issued by PNM Resources.  Cascade is the second largest holder of our common stock.  This investment and securities issuance was a key element in the financing assembled to fund the purchase of TNP Enterprises, Inc. and its subsidiaries, including Texas-New Mexico Power Company (“TNMP”) and First Choice Power that was completed in June 2005.  In October 2005, we completed the private offering to Cascade of 4,000,000 equity-linked units at 6.625%.  PNM Resources received $100 million in proceeds from this transaction and used the proceeds to repay short-term borrowings, which included borrowings for the acquisition of TNP Enterprises, Inc.

Each equity-linked unit consists of a purchase contract and a 2.5% undivided beneficial ownership interest in one of PNM Resources’ senior notes. The ownership interest in the senior notes has been initially pledged to secure Cascade’s obligation to purchase PNM Resources common stock or preferred stock (at Cascade’s option) under the related purchase contract. Each purchase contract obligates Cascade to purchase, and PNM Resources to sell, at a purchase price of $25.00 in cash, a number of shares of PNM Resources common stock or preferred stock on or before November 16, 2008 (the purchase contract settlement date).  Pursuant to the transaction, Cascade has the right to settle the purchase contract early and purchase shares of common stock from the Company, the exact number of shares depending on the average closing price per share of PNM Resources common stock over a 20-day trading period ending on the third trading day immediately preceding the purchase contract settlement date, subject to anti-dilution adjustments.

ENERGYCO

In January 2007, PNM Resources and ECJV Holdings LLC, (“ECJV”) a wholly owned subsidiary of Cascade, created a new unregulated energy company, temporarily named EnergyCo, LLC, which will serve expanding U.S. markets throughout the Southwest, Texas and the West. PNM Resources and ECJV each have a 50% ownership interest in EnergyCo, a limited liability company.  PNM Resources intends to capitalize on the growth opportunities in these markets through its participation and ownership of EnergyCo.  In particular, it is anticipated that ECJV will commit capital for the acquisition of assets and that Cascade will make significant credit guarantees to increase EnergyCo’s scale in its three anticipated business lines: competitive retail electricity sales; development, operation and ownership of diverse generation assets; and wholesale marketing and trading to optimize its assets.

In addition to purchasing energy-related assets, EnergyCo could grow by PNM Resources contributing existing unregulated assets and ECJV, in turn, matching those contributions with cash.  In that regard, PNM Resources, ECJV and EnergyCo have signed a non-binding letter of intent which provides for PNM Resources to contribute to EnergyCo its ownership of the subsidiaries that hold the Twin Oaks Power Plant at fair market value of approximately  $554 million (the “Twin Oaks Contribution Amount”), for ECJV to make a related cash contribution to EnergyCo equal to 50% of the Twin Oaks Contribution Amount and for EnergyCo to make a related cash distribution to PNM Resources equal to 50% of the Twin Oaks Contribution Amount.

The contribution of assets by PNM Resources to EnergyCo would enable PNM Resources to better separate its regulated utility operations from its unregulated generation assets and businesses.  The separation of regulated and unregulated operations also would increase transparency and reduce complexity in PNM Resources’ business segments.

On February 12, 2007, PNM Resources received $847,479 from Cascade for 50% of the costs incurred by PNM Resources to form EnergyCo.

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

All of the above-described transactions with Cascade were pre-approved by the full Board as would be required under the Policy and Procedures Governing Related Party Transactions that was adopted by the Board on February 13, 2007.

DIRECTOR COMPENSATION

The Governance and Public Policy Committee recommends non-employee director compensation levels and stock ownership guidelines for review and approval by the full Board.  The GPPC does not delegate its authority to recommend, and the full Board does not delegate its authority to review and approve, non-employee director compensation.  Of PNM Resources’ current directors, only Jeffry E. Sterba, the Chairman, President and Chief Executive Officer, is a salaried employee who receives no compensation for serving on the Board.

In order to recommend a reasonable compensation package that will attract and retain highly qualified non-employee directors, the GPCC selects, weighs and reviews each element of director compensation on an annual basis to recommend a total compensation amount that will approximate the 50th percentile of non-employee director compensation for directors of comparable utility and energy companies in the list of the Company’s compensation Peer Group as identified on page 22 of this proxy statement.

Periodically, the GPCC directs the Corporate Governance Department of the Company to prepare a compensation benchmark analysis (based upon director compensation information for the Peer Group available on Salary.com, and a survey of director compensation provided by the National Association of Corporate Directors), including an overview of the trends in director compensation.  The Corporate Secretary asks the compensation consultant retained by the HRCC, Kennedy & Rand Consulting, Inc., to review the analysis to determine if it correctly summarizes the relevant data and then provides the analysis to the GPCC together with a recommendation on action to be taken on director compensation.  The GPCC recommended and the Board approved no changes to compensation for 2006 over the amounts received in 2005.

Non-employee directors receive their annual retainer in the form of cash and stock-based compensation as determined by the Board.  The annual retainer for 2006 was as follows:

Annual Retainer:	$35,000, paid in quarterly installments 1,050 stock options(1), awarded annually 1,050 restricted stock rights(1), awarded annually

Annual Committee Chair Fee:	$4,000(2), paid in quarterly installments (in addition to attendance fees)

Attendance Fees:	$ 0 per Board meeting $1,250 per Board committee meeting

(1)Stock options and restricted stock rights granted under the PNMR Omnibus Performance Equity Plan (“PEP”) each vest in three equal annual installments beginning on the first anniversary of the grant date.  These awards are typically made at the annual meeting of directors, unless the meeting occurs during a black-out period for trading in the Company’s securities as specified in the Company’s Insider Trading Policy.  As set forth under the Stock Option Grant Policy, under those circumstances, the Board will either (a) schedule a special meeting after the expiration of the black-out period, (b) make awards pursuant to a unanimous written consent executed after the expiration of the black-out period, or (c) pre-approve the equity awards with an effective date after the expiration of the black-out period.  The date of the awards is the date on which the Board approves the awards, unless (i) the approval date is a non-trading day, in which case the date is the immediately preceding trading date or (ii) in the case of pre-approval during a black-out period, in which case the grant date is the first trading date after the expiration of the black-out period.  The exercise price of the stock option is equal to the closing price of the common stock on the New York Stock Exchange, or NYSE, on the date of the grant.   The PEP prohibits option re-pricing.

(2)In recognition of the significant time needed to fulfill the duties and responsibilities of being Audit Committee Chair, on December 5, 2006, the GPPC proposed and the Board approved an increase in the Audit Committee Chair fee to $10,000, paid in quarterly installments (in addition to attendance fees), effective January 1, 2007.  Except for the increase to the annual Audit Committee Chair fee from $4,000 to $10,000, the annual retainer for 2007 is the same as the 2006 annual retainer for non-employee directors as set forth above.

In addition, directors are also reimbursed for any board-related expenses, such as travel expenses incurred to attend Board and Committee meetings and director education programs sponsored by educational and other institutions.

SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION IN 2006

The following table summarizes the total compensation paid or earned by each of the non-employee directors for the year ended December 31, 2006.

Director Compensation

Name (1)	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(2),(4)	Option Awards ($)(3),(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
A.E. Archuleta	52,250	14,525	3,002	0	0	0	69,777

J.A. Dobson	54,250	14,525	3,002	0	0	0	71,777

W.L. Hunt	50,250	4,902	870	0	0	0	56,022

C.E. McMahen	57,750	14,525	3,002	0	0	0	75,277

M.T. Pacheco	53,400	14,525	3,002	0	0	0	70,927

R.M. Price	54,250	14,525	3,002	0	0	0	71,777

B.S. Reitz	52,750	14,525	3,002	0	0	0	70,277

J.B. Woodard	45,900	14,525	3,002	0	0	0	63,427

(1)Jeffry E. Sterba, Chairman, President and Chief Executive Officer, is not included in this table, as he is an employee of PNM Resources and receives no compensation for serving on the Board.

(2)Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R and thus includes amounts from awards granted in and prior to 2006.  See Note 13 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the value of equity awards.  As of December 31, 2006, each non-employee director has the following number of restricted stock rights outstanding:  A. E. Archuleta — 1,750; J. A. Dobson — 1,750; W. L. Hunt — 1,050; C. E. McMahen — 1,750; M. T. Pacheco — 1,750; R. M. Price — 1,750; B. S. Reitz — 1,750; J. B. Woodard — 1,750.  The grant date fair value calculated in accordance with FAS 123R of the 1,050 restricted stock rights awarded under the PEP to each director in May 2006 is $4,902.

(3)Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R and thus includes amounts from awards granted in and prior to 2006.  See Note 13 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the value of equity awards.  As of December 31, 2006, each non-employee director has the following number of options outstanding: A. E. Archuleta — 17,100; J. A. Dobson — 19,350; W. L. Hunt — 1,050; C. E. McMahen — 2,100; M. T. Pacheco — 17,100; R. M. Price — 20,100; B. S. Reitz — 23,100; J. B. Woodard — 17,100.  The grant date fair value calculated in accordance with FAS 123R of the 1,050 stock options awarded under the PEP to each director in May 2006 is $870.

(4)The options and restricted stock rights granted under the PEP vest in three equal annual installments beginning on the first anniversary of the grant.  The exercise price of the stock option is equal to the closing price of the common stock on the NYSE on the date of grant or immediately preceding trading day if the stock was not traded on the grant date.  The Stock Option Grant Policy provides that for awards made on and after 2007, the grant date for awards approved on a non-trading date will be the immediately preceding trading day.  As discussed below, directors will hold seventy-five percent of the annual restricted stock award until the required multiple of annual cash retainer is achieved.  This amount of restricted stock is held until six months after termination of board service.

STOCK OWNERSHIP GUIDELINES

The GPPC is responsible for recommending Board compensation levels and stock ownership guidelines.  The Stock Ownership Guidelines were adopted in December 2005 and amended in February 2006.

The Board believes that directors should be shareholders and have a financial stake in the Company. The Board requires that newly elected directors, before commencing board service, become shareholders in the Company.

The GPPC establishes and recommends to the full Board minimum stock ownership guidelines for directors.  According to the guidelines, within three years, directors should hold stock equal to two times the annual retainer.  Within five years, the amount of ownership should be five times the annual retainer.  Directors will hold seventy-five percent of the annual restricted stock award until the required multiple of the annual cash retainer is achieved.  This amount of restricted stock is held until six months after termination of board service.

The Stock Ownership Guidelines will be reviewed periodically for any appropriate changes.  The Guidelines can be found on page A-7 of the Corporate Governance Principles document, attached as Appendix A, and can also be found on PNM Resources’ website at www.pnmresources.com/ge/cg.

AUDIT AND ETHICS COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Committee.  The Audit and Ethics Committee (the “Audit Committee”) of the Board of Directors consists of four non-employee directors: Adelmo E. Archuleta, Julie A. Dobson, Charles E. McMahen and Woody L. Hunt.  Mr. McMahen chaired the Audit Committee through 2006.  Each member of the Audit Committee is an independent director as defined by the current NYSE listing standards and the Company’s independence guidelines.  In addition, the Board has unanimously determined that all Audit Committee members are financially literate under current NYSE listing standards and that Ms. Dobson, Mr. Hunt and Mr. McMahen, qualify as “audit committee financial experts” within the meaning of the SEC regulations. The Audit Committee’s responsibilities are specifically noted below in the Audit Committee Charter section.  No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees.

Audit Committee Charter.  The Audit Committee Charter, revised December 2003, in Appendix D to this proxy statement, sets forth the Audit Committee’s principal accountabilities, including monitoring:

•                  The integrity of the Company’s financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance and ethics principles that management and the Board have established;

•                  Compliance with legal and regulatory requirements by the Company;

•                  The independent accountant’s qualifications and independence;

•                  The performance of the Company’s internal audit function and independent accountants;

•                  Approval of independent accountant services and fees for audit and non-audit services to be provided.

The Charter also may be found on the Company’s website located at www.pnmresources.com/ge/cg.

Audit Committee Report.  The Audit Committee Report is included in this proxy statement to comply with Item 407(d)(3) of the SEC Regulation S-K governing disclosures related to Audit Committee members and auditor services.  The Audit Committee has prepared the following report for inclusion in this proxy statement.  The Audit Committee met ten times during 2006.  The Audit Committee schedules its meetings to ensure appropriate time is provided to complete the required tasks.  The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accountants (independent accountant), the Company’s internal auditors and the Company’s internal General Counsel, in each case without the presence of the Company’s management.

The Audit Committee reviews and discusses with both management and the Company’s independent accountant all consolidated annual and quarterly financial statements prior to their issuance.  During 2006, management represented to the Audit Committee that all PNM Resources’ consolidated financial statements presented to the Audit Committee were prepared in accordance with generally accepted accounting principles and fairly represent the Company’s financial position.  Management reviewed significant accounting and disclosure issues with the Audit Committee.  The Audit Committee discussed with the independent accountants, matters required by Statement on

Auditing Standards No. 61 (Communication with Audit Committees) including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Audit Committee also discussed with the independent accountants the firm’s independence, including a review of audit and non-audit fees.

Management is responsible for PNM Resources’ internal controls and financial reporting process.  The independent accountants are responsible for performing an independent audit of PNM Resources’ consolidated financial statements in accordance with generally accepted auditing standards and issuing a report.  The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee continues to monitor the performance of the Company’s internal auditing function, reviewing staffing levels and steps taken to implement recommended improvements in internal controls and procedures.

The Board, upon recommendation of the Audit Committee, engaged Deloitte & Touche LLP (“Deloitte & Touche”) to serve as independent accountants for fiscal year 2007, subject to shareholder approval.  No relationship exists between PNM Resources and Deloitte & Touche, other than the usual relationship between independent accountant and client.

In 1992, the Board adopted an Independent Accountant Evaluation and Selection Policy (“Policy”).  The Policy was adopted because the Board considers it desirable to periodically change independent accountants in a manner that maintains the appearance and reality of independence and to obtain new perspectives, but not so frequently as to be disruptive or hinder the development of company and operational in-depth knowledge.  According to that Policy, each year the Audit Committee evaluates the quality and cost of services provided by the independent accountants.  A major review is conducted every five years, including the issuance of a request for proposals from independent accountants, unless special circumstances make such a review unadvisable at the time.  After fifteen years of continued service, PNM Resources will consider changing independent accountants.

The Audit Committee adopted a policy governing audit, audit-related and non-audit fees and services in compliance with the Sarbanes-Oxley Act.  This policy requires pre-approval by the Audit Committee of all audit and non-audit services to be provided by the independent accountants and allows use of a budget pre-approved by the Audit Committee for identified services.  This policy delegates to the Audit Committee chair authority to pre-approve services not covered by the budget between Audit Committee meetings with reports to be made at the following Audit Committee meeting.  This policy identifies services that the independent accountants are prohibited from performing, consistent with legal requirements.  A copy of this policy is available at www.pnmresources.com/ge/cg. The types of services approved by the Committee are for non-audit fees as follows:  employee benefit plans; consultations related to adoption of new accounting or auditing pronouncements, disclosure requirements, or other regulations; and SEC and regulatory compliance.

The Audit Committee adopted a process to handle complaints in compliance with the Sarbanes-Oxley Act.  This process includes procedures for the submission of complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters and other matters involving violations of law.  A copy of these procedures is available at www.pnmresources.com/ge/cg.

Based on the Audit Committee’s discussions with management and the independent accountants, the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in PNM Resources’ Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC.

Respectfully Submitted,

Audit and Ethics Committee

Charles E. McMahen, Chair

Adelmo E. Archuleta

Julie A. Dobson

Woody L. Hunt

INDEPENDENT AUDITOR FEES

Audit Fees for 2006 and 2005

The following table represents aggregate fees billed to the Company for fiscal year ended December 31, 2006 and 2005 by Deloitte & Touche LLP, the Company’s principal accounting firm.

	Fiscal Year Ended (in thousands)
	2006	2005
Audit Fees (a)	$3,444	$2,690
Audit-related Fees (b)	$366	$323
Tax Fees (c)	$107	$132
All Other Fees	—	—
Total Fees (d)	$3,917	$3,145

(a)          Audit fees in 2006 include additional fees incurred due to increased financing activities and additional Sarbanes-Oxley compliance services related to TNMP and First Choice Power.

(b)         Primarily financial accounting and reporting consultations.  Audit-related fees in 2006 include fees for activities associated with the formation of a joint venture.

(c)          Tax fees in 2006 are primarily for income tax and property tax support.

(d)         All fees have been approved by the Audit Committee.

The Audit and Ethics Committee reviewed and approved in advance all audit related and tax services and concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The Audit and Ethics Committee preapproves all auditing services and all permitted non-audit services.  The Audit Committee also determined that, beginning March 31, 2002, the auditor of PNM Resources’ books and records would not be eligible to provide consulting services for PNM Resources without prior approval of the Audit Committee, nor certain services prohibited by law.

PROPOSAL 2:  APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS (PROPOSAL 2 ON YOUR PROXY CARD)

The Board is recommending that the shareholders approve the selection of Deloitte & Touche as independent public accountants for 2007.

The Audit Committee has performed its annual evaluation of the quality and cost of services provided by Deloitte & Touche and an assessment of auditor independence.  The Audit Committee reported to the Board complete satisfaction with the services provided by Deloitte & Touche and recommended that Deloitte & Touche be selected as independent public accountants for 2007.  The Board agrees with the Audit Committee’s recommendations, as described in the Audit Committee report contained in this proxy statement.

A representative of Deloitte & Touche will be available at the Annual Meeting to respond to questions and to make any statement the representative may desire.

The Board of Directors unanimously recommends a vote FOR the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2007.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of PNM Resources’ compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. PNM Resources specifically cautions investors not to apply these statements to other contexts.

Overview of the Committee’s Authority

The Human Resources and Compensation Committee (the “Committee”) of the Board considers and recommends equity compensation plans for eligible participants to the full Board for Board approval and compensation for the Chief Executive Officer (“CEO”) to the independent directors for their approval.  In addition, the Committee oversees and approves the annual compensation levels and compensation procedures and programs for all officers and other highly compensated employees.  The Committee also oversees and approves guidelines for all other employee compensation programs.  The Committee does not delegate any of this authority.

Under its Charter, the Committee has the authority to retain directly a compensation consultant on its own terms and receives sufficient Company funds for doing so.  Accordingly, since 2003, the Committee has engaged its own outside compensation consultant (the “Consultant”).  Initially, the Committee retained Aon Employee Benefits and Compensation Consulting, but when its primary contact at Aon, Mr. Peter Kennedy, formed his own firm in 2005, the Committee then retained Kennedy & Rand Consulting, Inc. to advise the Committee on all matters related to CEO and other executive compensation.  The Consultant provides the Committee with relevant market data and alternatives to consider when making executive compensation decisions.  The Consultant attended all Committee meetings held in 2006 at which executive compensation was determined.  The Consultant’s services are subject to the Committee’s Policy Governing Fees and Services for Executive Compensation Consultants.  The Committee annually reviews the performance of its Consultant to ensure compliance with this policy.

Throughout this proxy statement, the individuals who served as the Company’s CEO and Chief Financial Officer (“CFO”) during 2006, as well as the three other highest paid executive officers of the Company who are all listed in the Summary Compensation Table on page 32, are referred to as the “named executive officers” or “NEO(s)”.  Executive officers of the Company in 2006 were the CEO, all Senior Vice Presidents and the Vice President and Corporate Controller.  Currently, there are six Senior Vice Presidents (including the CFO) and no Executive Vice Presidents.

Objectives of the Company’s Executive Compensation Programs

PNM Resources seeks to attract, motivate and retain highly qualified executives responsible for achieving the Company’s financial and non-financial objectives and creating shareholder value.  The Committee’s compensation philosophy is that total direct compensation will vary with performance in achieving Company financial and non-financial objectives, and that any long-term incentive compensation will be closely aligned with the shareholders’ interests.  This philosophy applies to all of the Company’s employees, with a more significant level of variability and compensation at risk as an employee’s level of responsibility increases.  As an amount and as a percentage of compensation, executive officers, including NEOs, have the most at risk compensation under this philosophy.

The Committee reviews its compensation philosophy each year, including compensation program design that emphasizes pay-for-performance, retention of key employees, cost management, alignment with shareholders’ interests and continued focus on proper corporate governance.  After reviewing each element of total direct and indirect compensation payable to executives, the Committee establishes short-term and long-term compensation guidelines and compensation targets for executives consistent with the Company’s compensation philosophy and business objectives.

In 2006, the Committee reviewed PNM Resources’ executive compensation program objectives and reaffirmed the following principles:

•                  Compensation will be related to performance.  The proportion of an individual’s total compensation that varies with individual and Company objectives increases as the individual’s business responsibilities increase.  Thus, a significant portion of executive compensation will be directly linked to achieving specific financial and non-financial objectives.

•                  Compensation will be both competitive and cost effective.  The Company must attract and retain talented, high performing executives.  Total cash compensation (base salary plus performance-based cash incentives) will approximate the median of compensation within the Tower Perrin Energy Services Industry Executive Compensation Survey Database (“Towers Perrin Compensation Database”), with the potential for higher than average total compensation when the Company performs better than the median performance of the utility and energy companies within the Towers Perrin Compensation Database. The Committee reviews and approves changes to individual components of compensation (e.g., salary, cash and equity performance incentives, equity awards, and retirement benefits) and the resulting effect on total compensation in making changes to any compensation component.  The compensation paid for each position will also be of fair value relative to other positions in the Company.

•                  Compensation will align executives’ interests with shareholders’ interests.  A portion of executive compensation will be equity based (stock options and restricted stock vesting over a 3-year period) and related to the actual financial performance of the Company over a 3-year period (performance cash) to align executives’ interests with those of the Company’s shareholders.  This principle is reinforced by stock ownership guidelines for executives established in 2006 and which are discussed later in this analysis.

•                  Compensation is subject to independent review and evaluation.  As discussed above, a committee composed entirely of independent directors, with the assistance of outside compensation consultants retained by the committee, is responsible for reviewing and establishing compensation for all executives, including the NEOs.

Role of Executive Officers in Determining Executive Compensation

The Committee considers and recommends, and the Board approves, all elements of CEO compensation without any input from any executive officer, other than reviewing the CEO’s self-evaluation of his performance. The Committee approves all compensation decisions for executives and other officers.  The CEO evaluates the performance of all Senior Vice Presidents and provides recommendations for base salaries of all Senior Vice Presidents that are duly considered by the Committee.    The CFO evaluates the performance of and provides recommendations for the base salary of Thomas G. Sategna, the Vice President and Corporate Controller.  The CEO uses the input of the CFO in making recommendations to the Committee regarding Mr. Sategna’s base salary.  Employees of the Company’s people services department (who are managed by the Senior Vice President and Chief Administrative Officer (“CAO”)) provide information and make recommendations, from time-to-time, to the Committee on the implementation and design of compensation and benefit programs, regardless of whether the CAO or CEO has any recommendation or a conflicting recommendation.  The Consultant also provides the Committee with recommendations and analyses for executive compensation that are duly considered by the Committee in making its executive compensation decisions.

Elements of Compensation

The basic elements of total executive (including NEO) compensation are total direct compensation for continuing employment and total indirect compensation following termination of employment.  Total direct compensation consists of the following three basic elements:

•                  Base Salary;

•                  Short-Term Annual Incentive Compensation; and

•                  Long-Term Incentive Compensation.

The basic elements of indirect, post-termination compensation for executives are as follows:

•                  Retirement Benefits;

•                  Severance Benefits; and

•                  Benefits triggered from loss of employment due to a Change in Control.

Each element of executive compensation is selected and weighted to provide a targeted total compensation value that approximates the fiftieth percentile of executives in comparable positions with approximately 97 utility and energy companies within the Towers Perrin Compensation Database.

The Consultant provides the Committee with an annual compensation benchmark analysis based on the Towers Perrin Compensation Database and the proxy statement filings for the Company’s compensation peer group (“Peer Group”).  The utility and energy companies comprising this compensation Peer Group must meet the following criteria:

•                  Publicly traded companies in the utility and energy industries;

•                  Between half and three times the size of PNM Resources in terms of revenue, employees, growth, profitability, etc.; and

•                  Logical competitors for executive talent.

List of Peer Group Companies: AGL Resources, Alliant Energy Corporation, Ameren Corporation, Black Hills Corporation, Constellation Energy Group Inc., El Paso Electric Company, Energy East Corporation, Great Plains Energy Inc., Idacorp Inc., Nicor Inc, OGE Energy Corporation, Peoples Energy Corporation, Pinnacle West Capital Corporation, Puget Energy Inc., Questar Corporation, SCANA Corporation, Sierra Pacific Resources, Southwest Gas Corporation, TECO Energy Corporation, Unisource Energy Corporation, Westar Energy Inc., Wisconsin Energy Corporation, and WPS Resources Corporation.

Base Salary.  The Committee approved the 2006 base salaries for all non-CEO executives in February 2006 that became effective on April 8, 2006 for the next following 12 months, and the Committee recommended, and the independent directors approved, the 2006 base salary for the CEO in February 2006 that became effective on April 8, 2006.  Each year, the base salaries for executives are determined as follows.  The Committee asks its Consultant to conduct a survey of annual salaries of executives in comparable positions within the Peer Group and to provide recommendations for base salaries of executives that would be at a level tied to the median of this competitive range.  The Consultant provides the Committee with a compensation benchmark analysis based on proxy statement filings for the Peer Group and the Towers Perrin Compensation Database.

The Committee also solicits and considers the recommendations of the CEO for all non-CEO executive compensation based upon the individual executive’s performance and Company and business unit performance.  The Committee considers the compensation benchmark surveys, recommendations of the Consultant and CEO and considers the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and competitive salary practices.

In February 2006, the independent directors of the Board approved an annual base salary effective April 8, 2006 for the Chairman, President and CEO, Jeffry E. Sterba, of $750,000 per year, a 3.45 % increase over his base salary of $725,000 for 2005.  In February 2007, the independent directors approved an annual salary for Mr. Sterba of $785,000 per year, effective April 7, 2007, a 4.66% increase over his base salary of $750,000 per year for 2006.

Charles N. Eldred, the Senior Vice President and CFO, joined the Company on January 16, 2006.  The Committee approved his starting base salary of $315,000 per year in December 2005 and did not change this amount in February 2006.  The Committee adjusted the 2006 base salaries for the remaining named executive officers as follows:

Ms. Cobb:                $279,000, an increase of 3.33% over her 2005 base salary of $270,000.

Mr. Ortiz:                      $257,000, an increase of 3.63 % over his 2005 base salary of $248,000.

Mr. Real:                        $284,000, no increase over his 2005 base salary.  In lieu of a salary increase, Mr. Real received a discretionary lump sum payment of $10,000.

Mr. Horn:                    $168,000, an increase of 3.70 % over his 2005 base salary of $162,000.  Mr. Horn was paid a base salary of $282,009 from August 10, 2005 through January 17, 2006 for his temporary assignment of Acting CFO.

In February 2007, the Committee approved the following adjustments to the 2007 base salaries of the remaining NEOs effective April 7, 2007:

Mr. Eldred:             $330,000, an increase of 4.76% over his 2006 base salary of $315,000.

Ms. Cobb:                $292,000, an increase of 4.65% over her 2006 base salary of $279,000.

Mr. Ortiz:                    $268,000, an increase of 4.28% over his 2006 base salary of $257,000.

Mr. Real:                        $284,000, no increase over his 2006 base salary.  In lieu of a salary increase, Mr. Real received a discretionary lump sum payment of $10,000.

Mr. Horn:                    $176,000, an increase of 4.76 % over his 2006 base salary of $168,000.

As discussed above, because executives have the highest level and amount of responsibility, they have the lowest percentage of their total compensation fixed as base salary and the highest percentage of total compensation allowed to vary based on Company, business unit, and individual performance.  As reflected in column (c) of the Summary Compensation Table on page 32 of this proxy statement, in 2006, the base salary for Mr. Sterba represents approximately 21% of his total compensation listed in this table and the base salaries for the remaining NEOs range from approximately 30-46% of their respective total compensation.

Short-Term Annual Incentive Compensation.  In 2006, executives participated in a short-term “at risk” cash compensation plan known as the 2006 Officer Incentive Plan (“OIP”), that was adopted by the Committee in December 2005 and revised in March and August of 2006.  The OIP’s purpose is to motivate and reward executives for their contributions to the Company’s performance by tying a large portion of their cash compensation to the Company’s annual financial performance.  Under this plan, performance targets were established for three levels of achievement:  threshold, stretch, and optimal.  The plan is designed to pay up to 20% of the award opportunity based on achieving performance targets tied to overall individual performance goals.  Eighty percent of the award opportunity is based on achieving corporate earnings per share targets, adjusted for certain items as described below under “Tax and Accounting Implications-Adjustments for Certain Items” and referred to as “Incentive EPS”.  The Incentive EPS targets are established solely for measuring performance under the OIP and have no effect on, and are not necessarily identical to, any earnings guidance that may be announced by the Company.

The individual performance CEO goals for 2006 were related to financial performance, growth, public policy engagement, constituency development and corporate governance.

Cash awards are only made to an officer if the overall individual performance goals (combined business unit, business performance index and leadership effectiveness) achieve the threshold performance level.  Each 2006 OIP award was calculated as a percentage of the respective officer’s salary grade midpoint.  The percentage of the cash award will vary depending on whether the overall individual performance levels achieve the threshold, stretch or optimal targets.  Cash awards may be eligible for award enhancement if certain Incentive EPS amounts are achieved.  For 2006, the Incentive EPS award enhancement opportunities ranged from a multiplier of 1.15 for the threshold Incentive EPS amount of $1.65 to a multiplier of 5 for an optimal Incentive EPS of $1.90.  See columns (b)-(e) of the Grant of Plan-Based Awards Table on page 34 for the potential 2006 award opportunity under the OIP.

After the end of each calendar year performance period, the Committee reviews and approves each executive individual annual incentive payout amount.  Individual performance targets for all executives were met in 2006 and the awards were enhanced by a multiplier of 3.46 because the Incentive EPS for 2006 OIP award purposes was $1.80.  The key feature of the formula is that the multiplier and the resulting payout are closely linked to the Company’s financial and operational performance for the year.  Over the past five years, the multiplier approved by the Committee for incentive payout purposes has ranged from 0 for 2002 to 3.46 for 2006.  The Board approved the payment of the CEO’s 2006 OIP incentive award and the Committee approved the payment of annual incentive awards to all other executives in February 2007.  See column (g) of the Summary Compensation Table and footnote (5) thereto for the actual amount received by each NEO based on 2006 performance.

In December 2006, the Committee approved the 2007 PNM Resources Officer Incentive Plan, which differs from the 2006 OIP in that the award eligibility ranges for the CEO, CFO and CAO were increased and all officer participant awards are subject to modification based on the actual 2007 debt coverage ratio of cash based earnings to total debt.  A copy of the 2007 Officer Incentive Plan was filed as exhibit 10.6 to the Company’s Current Report on Form 8-K filed February 16, 2007 and a copy of the 2006 Officer Incentive Plan was filed as exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 2, 2006.

Long-Term Incentive Compensation.  In 2006, the Committee continued to support an approach to long-term incentive compensation for executives first implemented in 2004.  Under this approach, grants made to officers fall under three award components:  stock options and restricted stock rights (each awarded under the Company’s Omnibus Performance Equity Plan (“PEP”), and long-term performance cash (awarded outside of the PEP).  The Committee based the overall target value of total long-term compensation for each executive on the market median for such compensation based upon an initial analysis conducted in 2003 by Michael J. Fuchs, Venture Pay Group and jointly-developed by Mr. Fuchs and the Consultant.  Generally, the Committee allocates total long-term compensation as follows: 25% to stock options, 50% to restricted stock rights and 25% to performance cash.  Based upon the ongoing analyses conducted by Kennedy & Rand, the Committee believes this long-term incentive approach delivers competitive levels of incentive compensation, but with less dilutive impact and more retention power than the previous long-term incentive award structure, which included long-term performance shares. These changes also reflect the Committee’s philosophy that long-term incentive compensation serves three purposes:  to align the interests of executives with those of its shareholders (through stock options and restricted stock), to promote the Company’s long-term performance goals (through performance-based cash awards and the previous performance share awards), and to further executive retention (through time-vested option and restricted stock rights).  However, given the evolution of regulatory, tax and accounting treatment of equity incentive programs and because it is important to retain our executive officers and key employees, the Committee continues to evaluate the relative merits of all forms of long-term incentive compensation.

The opportunity to earn performance shares was eliminated in 2005. Thus, the last potential award of performance shares was earned in 2006 for the 2004-2006 performance period and paid in March 2007 as included in column (e) of the Summary Compensation Table and column (d) of the Option Exercises and Stock Vested Table on pages 32 and 36 below.  Under this program, executive participants were entitled to an award of performance shares only if the Company’s total shareholder return (“TSR”) was at the 40th percentile or higher of companies in the S&P Midcap 400 Utilities Index (“Index”) for the 2004-2006 performance period.

Executives could earn from 0% to 200% of their respective target awards, depending on the Company’s TSR.   For the 2004-2006 performance period, the Company’s TSR placed it in the 75th percentile of companies included in the Index.  As a result, executives were entitled to an award of performance shares equal to 166% of their respective target award.  The CEO received 9,960 performance shares and Senior Vice Presidents who were employed for the entire 3-year performance period received 2,988 shares.  The Company’s TSR is calculated by comparing the average stock price including dividends over the first 30 days and the last 30 days of the performance period.

Stock Options and Restricted Stock Rights

In determining the equity awards to be granted annually to all participants, including all executive officers, the Committee considers the amount of stock based equity compensation grants already held by participants, overall dilution, the annual dilution or burn rate commitment to shareholders discussed below, the number of shares of common stock outstanding and the performance of the Company during the preceding year.

Prior to obtaining shareholder approval in 2005 to increase the number of authorized shares under the PEP, PNM Resources committed to its shareholders that it would not make annual awards under the PEP to eligible employees and non-employee directors for the period of 2005-2007 to exceed an average of 2% of the issued and outstanding shares as of each year-end.

In February 2006, the Committee approved awards of 67,500 stock options and 30,000 restricted stock rights to the CEO.  The Committee also approved awards of 14,000 stock options and 5,000 restricted stock rights to each executive officer holding the title of Senior Vice President and awards of 6,000 stock options and 2,000 restricted stock rights to each Vice President.  The Committee based all executive grant amounts on factors such as the relative job scope, expected future contributions to the growth and development of the Company, and competitiveness of grants relative to the Company’s Peer Group (based on information provided by the Consultant). The full Board also approved all equity awards.  In February 2007, the Committee approved the same level of awards of stock options and restricted stock rights that were awarded in 2006 to each NEO.

Stock options and restricted stock rights each vest in three equal annual installments beginning on the first anniversary of the grant date.  These awards are typically made at the first regularly scheduled meeting of the Committee in each year, unless the meeting occurs during a black-out period for trading in the Company’s securities as specified in the Company’s Insider Trading Policy.  Under those circumstances, the Committee will either (a) schedule a special meeting after the expiration of the black-out period, (b) make awards pursuant to a unanimous written consent executed after the expiration of the black-out period, or (c) pre-approve the equity awards with an effective date after the expiration of the black-out period.  The date of the awards is the date on which the Committee approves the awards, unless (i) the approval date is a non-trading day, in which case the date is the immediately preceding trading date or (ii) in the case of pre-approval during a black-out period, in which case the grant date is the first trading date after the expiration of the black-out period.  The exercise price of the stock option is equal to the closing price of the common stock on the New York Stock Exchange (“NYSE”) on the date of the grant.   The PEP prohibits option re-pricing.

Effective with the December 4, 2006 meeting, the Board adopted a Stock Option Grant Policy that documents the Company’s process and practices related to the awarding of equity compensation, including stock options.  The policy is available in its entirety on the Company’s website and is included as Appendix B to this proxy statement.

 The Committee also requires equity ownership by executives through share retention and ownership guidelines established by the Committee, discussed below under the heading “Stock Ownership Guidelines”.

Long-Term Performance Cash

The long-term performance cash program became effective on January 1, 2004 and was designed to represent 25% of total long-term incentive compensation.  Cash awards may be issued to officers and other eligible employees selected by the Committee when the Company’s TSR is at or above the 40th percentile of companies in the Index, for each 3-year rolling performance period.  The following target award levels have been in effect since 2004:  $287,000 for the CEO, $88,000 for any Executive Vice Presidents, $50,000 for Senior Vice Presidents and $21,000 for Vice Presidents.

The executive participant may earn 0 to 200% of the target award depending on the Company’s TSR over the performance period: no award if the Company’s TSR is below the 40th percentile of the Index, 50% of the target award if the Company’s TSR is in the 40th percentile of the Index, 100% of the target award if the Company’s TSR performance is in the 55th percentile and 200% of the target award if the Company’s TSR is at or above the 85th percentile.

For the 2004-2006 performance period, the Company’s TSR was in the 75th percentile of the Index peer group and payments of 166% of the target award for each executive were approved by the Committee in February 2007 as reflected in column (g) of the Summary Compensation Table on page 32 below.  The Company’s TSR is calculated by comparing the average stock price including dividends over the first 30 days and the last 30 days of the performance period.

Stock Ownership Guidelines.  Because the Committee believes in linking the interests of management and shareholders, the Committee has set stock ownership guidelines for the Company’s executives and other officers, effective January 1, 2006.  The ownership guidelines specify the value of shares that officers must accumulate and hold within five years of the later of the effective date of the program or the date of appointment as an officer.  The specific share requirements are based on a multiple of annual base salary, with the higher multiples applicable to officers having the highest levels of responsibility as follows:

Chief Executive Officer:               5x annual base salary

Executive Vice President:            4x annual base salary

Senior Vice President:                 3x annual base salary

Vice President:                                                                                         2x annual base salary

As part of the stock ownership guidelines, each officer will be required to hold 75 percent of each annual restricted stock right grant until such time as the officer achieves the multiple of annual base salary.  This amount of restricted stock will be held until six (6) months after termination of employment.

The Committee will review annually the share ownership levels of each officer to determine compliance with the stock ownership requirements.  Officers may accumulate and hold shares from any source, including the employee stock purchase plan, brokerage accounts and the non-qualified deferred compensation plan, except that shares acquired in the Retirement Savings Plan are excluded.  By December 2008, the CEO and all Senior Vice Presidents will be required to achieve progress towards the share ownership requirements by holding shares equal to or greater than two times their respective annual base salary and all Vice Presidents will have to show progress towards meeting their share ownership requirement.

Perquisites and Other Personal Benefits.   Generally, perquisites and other personal benefits provided to executives are a small component of executive compensation limited to the following items that the Committee believes are reasonable and consistent with its goal of providing competitive and cost-effective compensation to attract and retain talented, high performing executives.

The Committee approves and oversees the executive spending account plan which allows executives to receive reimbursement for income tax preparation, financial management and counseling services, estate planning, medical services such as physicals, premiums for life and other insurance and travel expenses related to medical or financial planning services.  The current annual benefit limits approved by the Committee under this plan are $12,000 for vice presidents, $18,000 for senior vice presidents and $23,000 for the CEO.  The Company also provides and pays the premiums on additional life, long term care and long term disability insurance benefits provided to executives. The executives have no rights to any cash value in any insurance policy.

The Company reimburses relocation expenses for all new employees, including executives. In lieu of reimbursing the CFO, Mr. Eldred, for actual relocation expenses associated with his move in January 2006 from Omaha, Nebraska, the Committee awarded Mr. Eldred a one-time relocation lump-sum payment of $100,000.

Attributed costs of the personal benefits described above as received by each named executive officer in 2006 are identified in column (i) of the Summary Compensation Table on page 32.

Retirement Benefits.  The Company offers retirement benefits to all of its employees through tax-qualified plans including an employee and employer funded 401(k) Plan, and employer-funded frozen pension plans.  In addition, the Company provides non-tax qualified supplemental deferred compensation plans for certain officers, including NEOs.

Tax Qualified Retirement Plans Available to all Eligible Employees.  The retirement benefits under the tax-qualified plans for executives are the same as those available for other eligible employees. The PNM Resources, Inc. Retirement Savings Plan (“RSP”) is a 401(k) plan that allows for before-tax and after-tax contributions by employees, for company matching and age-based contributions and tax-deferred savings.  Employees may generally contribute up to 100% of eligible annual pay to the RSP, not to exceed the annual IRS maximum limit ($15,000 for 2006 and $15,500 for 2007).  Employees at least 50 years of age by the end of the plan year are eligible to make 401(k) catch-up contributions (up to a maximum of $5,000 for both 2006 and 2007).  Employees direct their own investments in the RSP.  Upon completion of three months of service, the RSP provides a Company matching contribution equal to 75% of the first 6% of eligible compensation the employee defers into the plan.  Additional Company contributions are made based on the employee’s age as follows:

Age	Contribution as a percentage of eligible compensation
Up to age 40	3%
Age 40-44	5%
Age 45-49	6%
Age 50-54	8%
Age 55+	10%

The Company age-based contributions are made regardless of whether or not the employee defers compensation into the plan.  All Company contributions made to the RSP are cash contributions, not Company stock.  Participants may invest in Company stock by allocating no more than 20% of their respective RSP account balances in a Company stock fund, one of seventeen investment options under the RSP.  All contributions made under the plan vest immediately.

The RSP results in individual participant balances that reflect a combination of:  (1) the employee deferring a portion of his or her cash compensation; (2) annual matching contributions made by the Company on behalf of the employee; (3) the age-based contributions made by the Company on behalf of the employee in an amount ranging from 3% to 10% of eligible compensation; (4) the annual contributions and deferred amounts being invested at the direction of the employee (the same investment choices are available to all participants); and (5), as in (4), the continuing reinvestment of the investment returns until the accounts are paid out.  This means that similarly situated employees, including NEOs, may have materially different account balances because of a combination of factors, including the number of years that a person has participated in the plan, the amount of money contributed, or compensation deferred, at the election of the participant from year to year, and the investments chosen by the participant.  The RSP does not guarantee minimum returns or above-market returns; the investment returns are dependent upon actual investment results.

The PNMR Employees’ Retirement Plan (“ERP”) is a non-contributory defined benefit pension plan.  Effective January 1, 1998, the ERP was closed to new participants.  The ERP provides retirement income based on the highest three-year average pay as of 1997, social security covered compensation, and length of service upon separation.  The present value of accumulated benefits payable to each of the named executive officer participants under the ERP is set forth in the Pension Benefits table on page 37 below.

W. Douglas Hobbs, Senior Vice President, Customer and Delivery Services, is the only executive officer who currently participates in the Texas-New Mexico Power Company Pension Plan which is a cash balance pension plan that was frozen as of December 31, 2005.

Supplemental Employee Retirement Agreements.  The Company has entered into a supplemental employee retirement agreement (“SERP”) with Mr. Sterba, its Chairman, CEO and President and Patrick Ortiz, its Senior Vice President and General Counsel.

Mr. Sterba’s SERP will be amended in 2007 if necessary to comply with the American Jobs Creation Act.  Mr. Sterba’s SERP provides him with a supplemental retirement benefit calculated, generally, using the ERP benefit formula, but disregarding certain limitations imposed by the Tax Code on the amount of compensation that may be considered in calculating an ERP benefit and the maximum benefit that may be provided under the ERP.  The benefit under the SERP is reduced by the benefit actually due under the ERP.  Under this SERP, Mr. Sterba is treated as having 30 years of credited service since he remained employed until February 28, 2005.  Mr. Sterba’s SERP also provides for payment of an enhanced lump sum severance payment equal to 16 months of base salary plus one additional week of base salary for each year of service credited to him under his SERP, in lieu of lump sum severance payment otherwise payable under the Non-Union Severance Plan, discussed below.

Mr. Ortiz’s SERP provides him with a supplemental retirement benefit calculated, generally, using the ERP benefit formula, but disregarding certain limitations imposed by the Tax Code on the amount of compensation that may be considered in calculating an ERP benefit and the maximum benefit that may be provided by the ERP.  The benefit under the SERP is reduced by the benefit actually due under the ERP.  For purposes of determining his benefit under the SERP, the SERP provides that Mr. Ortiz has 10 years of credited service as of January 1, 2000 and earns 2 years of credited service for each year of continuous employment for the years 2000 through 2009.  Accordingly, if Mr.

Ortiz remains employed by the Company through December 31, 2009, he will have 30 years of credited service.  If Mr. Ortiz is terminated for cause, he will receive no additional service credit for purposes of the SERP.  However, if Mr. Ortiz is terminated by the Company for any other reason, is constructively terminated or his termination is as a result of a change in control, his SERP provides for payment of an enhanced supplemental retirement benefit in lieu of the supplemental retirement benefit otherwise payable under the Officer Retention Plan, discussed below.  Mr. Ortiz’s SERP also provides for payment of an enhanced severance lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service credited to him under his SERP, in lieu of the lump sum severance payment otherwise payable under the Non-Union Severance Plan.

Non-Tax Qualified Retirement Plans.  The Internal Revenue Code of 1986, as amended (“Tax Code”) imposes a limitation on the amount of compensation that can be considered when determining the amount of the across-the-board and matching contributions to the 401(k) Plan.  The Tax Code also limits the maximum amount that can be contributed by any participant and the maximum amount of participant contributions, employer contributions and other amounts that can be allocated to any participant’s account.

To address these matters, in 1998, the Executive Savings Plan (“ESP”) was adopted.  The ESP is a non-qualified deferred compensation plan that provides executive officers with an opportunity to supplement their retirement savings and to receive the full employer contributions that would be available in the absence of the limitations imposed by the Tax Code.  The ESP was frozen in December 2004 when the Committee recommended and the Board adopted the Executive Savings Plan II (“ESP II”) in response to the American Jobs Creation Act.  Executive officers may elect to defer eligible compensation into the ESP II, a non-qualified supplemental deferred compensation plan.  The ESP II runs concurrently with the 401(k) qualified retirement plan.  The participant may make before-tax deferrals to the ESP II up to 100% of eligible compensation.  The Company makes a matching contribution equal to 75% of the first 6% of eligible compensation deferred.  Additionally, when the participant reaches the annual IRS compensation limit in the RSP ($220,000 in 2006 and $225,000 in 2007), the Company age-based contribution continues to the ESP II.  Executive participants also receive a supplemental target contribution in the ESP II in an amount determined by the plan’s actuary, (not to exceed $70,000 annually).

Participants direct the investment of their deferrals in the ESP and ESP II in the same investment options as are available in the RSP; thus, there is no guaranteed return.  Upon enrollment, participants make a one-time irrevocable distribution election, from among several distribution options, to be effective following separation from employment for any reason and is not tied specifically to the participant’s retirement.  ESP and ESP II amounts are subject to the same vesting and investment provisions as under the RSP, with the exception of the target supplemental contribution, which has a two-year requirement.  All participant balances in the ESP and ESP II are unfunded obligations of the Company, including the increases and decreases based on “investment” of the balances reflected as hypothetical returns equal to the actual returns of investments designated by a participant or the Company.

Retention Agreement with Mr. Sterba

In recognition of the value to the Company of retaining Mr. Sterba, the Company entered into a Retention Agreement with him in 2003. This Retention Agreement provides Mr. Sterba with a bonus if he continuously works for the Company as Chief Executive Officer through the end of the calendar year 2010, or upon his death or disability, if earlier.  The amount of the bonus is equal to $1.6 million plus amounts forfeited pursuant to the ESP and ESP II, if any. Generally, if Mr. Sterba terminates his employment or is terminated for cause prior to any of these events, he will not receive the bonus.  However, if Mr. Sterba’s employment is terminated without cause or if he is constructively terminated, he is eligible to receive the bonus.  Even though the bonus is earned if Mr. Sterba’s employment is terminated before 2011 for certain events, he will not receive payments until 2010 and 2011.

In February 2006, the Board approved an amendment to Mr. Sterba’s Retention Agreement.  Under the modified Retention Agreement, the bonus will be paid in two installments on March 1, 2010 and March 1, 2011.

Severance Benefits.  The Committee believes in providing reasonable severance benefits to executives in the event that an executive’s position is eliminated through no fault of the employee.  Severance benefits for named executive officers should reflect the fact that it may be difficult for executives to find comparable employment within a short period to time.

Non-Union Severance Pay Plan

PNM Resources has a Non-Union Severance Pay Plan that covers non-union employees, including the current executive officers, who are terminated.  Members of the senior management group (which currently includes all vice presidents and senior vice presidents) are eligible, upon signing a release agreement, for a lump sum payment equal to fourteen months of base salary plus one additional week of base salary for each year of service.  Members of the senior management group are also eligible to receive reimbursement for placement assistance expenses (up to five percent of base salary), continuation of certain insurance coverages, and health care benefits for up to 12 months.  Severance benefits may not exceed the equivalent of twice the participant’s annual compensation.  If an individual receives benefits under the Officer Retention Plan discussed below, severance benefits are not available under the Non-Union Severance Pay Plan.

Benefits triggered from a loss of employment due to change in control.  The Company’s senior management and key employees have built PNM Resources into the successful enterprise that it is today and should receive reasonable protection in the event of a change in control and potential loss of employment.  In addition, the Committee believes that providing reasonable change in control benefits aligns senior management and shareholder interests because providing such benefits should offset any reluctance by senior management to pursue potential change in control transactions that may be in the best interests of shareholders.  In the context of the relative overall value of any potential change in control transaction, the Committee believes that the following change in control benefits are reasonable.

Officer Retention Plan

The PNM Resources, Inc. Officer Retention Plan (“Retention Plan”) covers the current officers of PNM Resources and its affiliates who have adopted the plan.  The Retention Plan provides special severance benefits if an officer is terminated as a result of a change in control.  Benefits are only payable if the officer is not retained or immediately re-employed by the successor company and if the termination is (a) for reasons other than cause, death or disability or (b) by the officer due to constructive termination.  In addition, the officer must sign a release agreement to receive benefits.  The benefits include (i) lump sum severance benefits (equal to 3.0 times current base compensation for the CEO and Senior Vice Presidents); (ii) reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; (iii) equivalent health insurance benefits that are substantially similar to those received by the officer immediately prior to termination of employment for a period of 30 months for the CEO and Senior Vice Presidents; (iv) supplemental retirement benefits equal to 3 years of Company contributions to the officer’s account under the Executive Savings Plan II, the cash equivalent of the present value of the incremental benefit the participant would receive under the ERP if his or service and age were increased by the number of years equal to the multiplier used to calculate severance pay under the plan, the cash equivalent of the present value of the early retirement reduction based on the number of years equal to the multiplier used to calculate severance pay under the plan; and (v) a lump sum tax gross-up payment for excise taxes.  If an officer receives any payment due to a change in control that is subject to the excise tax provided in Section 4999 of the Tax Code, then the officer will be reimbursed in an amount equal to that which places the officer in the same after-tax position as if no excise tax had been imposed.

A summary of the material provisions of the definition of  “Change in Control” contained in the Retention Plan and related plans is as follows:

(1)   subject to certain exceptions, any person becomes the beneficial owner of 20% or more of PNM Resources common stock;

(2)  during any consecutive two year period, the following individuals cease, for any reason, to constitute a majority of the Board (i) directors who were directors at the beginning of the 2 year period and (ii) any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least 2/3 of the directors then still in office who either were elected at the beginning of the 2 year period or whose election or nomination for election was previously so approved, but not including any such new directors designated by a person who entered into an agreement with the Company to effect a transaction described in parts (1), (3) or (4) of this definition summary;

(3)  the shareholders approve a merger or consolidation with another company, corporation or subsidiary that is not affiliated with PNM Resources immediately before the Change In Control, unless the merger or consolidation results in the voting securities of PNM Resources outstanding immediately before the merger or consolidation continuing to represent at least 60% of the combined voting power of PNM Resources or such surviving entity outstanding immediately after such merger or consolidation; or

(4)  the adoption of a plan of complete liquidation of PNM Resources or any agreement for the sale or disposition of all or substantially all of the assets of PNM Resources;

provided that no Change In Control will be deemed to have occurred until any required regulatory approvals are obtained and the transaction that would otherwise be considered to be a Change in Control closes.

The complete definition of “Change in Control” is contained in Section 2.1(f) of the Retention Plan, as amended to date that was filed as exhibit 10.51 to the Company’s Annual Report in Form 10-K for the fiscal year ended December 31, 2003 and exhibit 10.46 to the Company’s Annual Report in Form 10-K for the fiscal year ended December 31, 2004.

Executive Savings Plan II

Under the ESP II, if a change in control occurs and any officer is entitled to receive retention benefits under the Officer Retention Plan, the officer also is entitled to receive additional credits under the ESP II.  Under the ESP II, participants are entitled to a matching contribution from the Company in an amount equal to 75% of the first six percent of compensation deferred by the officer under the ESP II.  In addition, participants are entitled to a standard credit in an amount equal to the contributions the Company would have been able to make on behalf of the participant for the plan year if the contributions were not limited by the Tax Code less the amount of the Company’s actual contribution to the Retirement Savings Plan on behalf of the participant.  In the event of a change in control, the participant is entitled to additional matching and standard credits under the ESP II based upon the participant’s position with the Company.  Class I Officers (which includes the CEO and all Senior Vice Presidents) receive matching credits and standard credits equal to three times the matching credits and standard credits that were allocated to the participant in the prior plan year. In addition, Class I Officers are entitled to receive an additional supplemental credit that is equal to three times the supplemental credits that were allocated to their account in the prior plan year.  These amounts are credited to the participant’s account as of the date of their termination of employment.

Other Plans

Certain other plans sponsored by the Company in which the named executive officers participate contain provisions that are triggered by a change in control.  These include, for example, the Performance Equity Plan, which provides for immediate vesting of outstanding equity awards upon eligible termination due to a change in control.  In addition, the Officer Incentive Plan provides that the participant may be entitled to a pro-rata award equal to 50% of the maximum award available under the plan.  The Long-Term Performance Cash Program also provides that the executive shall receive a pro-rata award for the number of months of service during the performance period prior to the change in control event. The terms of the change in control provisions are similar among the plans but do have some variations.

 Tax and Accounting Implications

Deductibility of Executive Compensation

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Tax Code, which provides that the Company may not deduct annual compensation of more than $1 million paid to certain key executives, except to the extent compensation qualifies as “performance-based compensation” under the applicable rules.  The Company believes that certain types of equity compensation (for example stock options) paid under the Performance Equity Plan in which the named executive officers participate qualify for the performance-based compensation exception under the guidance issued under 162(m) of the Tax Code and is generally fully deductible for federal income tax purposes.  Certain other types of equity compensation (such as service-based restricted stock) paid under the PEP will not qualify as performance-based compensation.  In certain circumstances, the Committee may approve compensation that will not qualify for the performance-based exception and therefore may not be deductible (in part or in full) to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements.  While the final regulations under Section 409A of the Tax Code have not become effective yet, the Company believes it has operated its nonqualified deferred compensation plans in good faith compliance with the statutory provisions that were effective January 1, 2005 and applicable guidance issued thereafter.  A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided above under the heading “Retirement Benefits- Non-Tax Qualified Retirement Plans”.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including its stock option, restricted stock rights and performance share awards issued under the PEP, in accordance with the requirements of FAS 123R.

Adjustments for Certain Items

Consistent with past practice and based on criteria established at the beginning of the performance period, the Committee adjusted the earnings measures on which the awards made under the 2006 Officer Incentive Plan were determined to eliminate the effect of certain items.  The adjustments are intended to ensure that award payments are based on the underlying growth of the core business and are not artificially inflated or deflated due to such eliminated items in the award year.  For the 2006 OIP awards calculation, the Committee calculated the Incentive EPS by adjusting the earnings results to eliminate the effect in 2006 of acquisition integration costs and costs related to the formation of a joint venture.

Compensation Committee Interlocks and Insider Participation

The Committee is comprised entirely of independent directors. No member of the Committee had a relationship during 2006 that requires disclosure as a compensation committee interlock or as insider participation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Human Resources and Compensation Committee

Bonnie S. Reitz, Chair

Adelmo E. Archuleta

Charles E. McMahen

Manuel T. Pacheco

Robert M. Price

SUMMARY OF EXECUTIVE COMPENSATION IN 2006

The table below summarizes the total compensation paid or earned by the Company’s named executive officers for the year ended December 31, 2006.  PNM Resources has not entered into any employment agreements with any of the named executive officers, except for a retention agreement with Mr. Sterba and supplemental employee retirement agreements with Mr. Sterba and Mr. Ortiz that are discussed on pages 27 and 28 of this proxy statement.

In general, because executives have the highest level and amount of responsibility, they have the lowest percentage of their total compensation fixed as base salary and the highest percentage of total compensation allowed to vary based on Company, business unit, and individual performance.  As reflected in column (c) below, the base salary for Mr. Sterba represents approximately 21% of his total compensation listed in this table and the base salaries for the remaining NEOs range from approximately 30-46% of their respective total compensation.  The at risk short and long-term compensation (sum of columns (e), (f) and (g)) accounts for approximately 68% of Mr. Sterba’s total compensation, 32% for Mr. Eldred, 43% for Mr. Horn, 52% for Ms. Cobb, 51% for Mr. Ortiz and 48% for Mr. Real. Mr. Eldred has a lower percentage of at risk compensation because he received a one-time lump sum relocation payment of $100,000 and because the value of his stock and option awards only includes the compensation expense for the 2006 awards, whereas the amounts listed for the other NEOs include the compensation expense for awards granted in and prior to 2006.

2006 SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Position	Year	(1)	(2)	(3)	(4)	(5)	(6)	(7)	($)
Jeffry E. Sterba, Chairman, President & Chief Executive Officer	2006	742,308	0	1,190,245	456,529	812,852	28,846	368,949	3,599,729
Charles N. Eldred, Senior Vice President and Chief Financial Officer	2006	290,769	0	44,326	15,868	187,104	0	233,276	771,343
Terry R. Horn*, Vice President, Customer Service	2006	175,386	0	69,528	41,710	50,442	111	40,813	377,990
Alice A. Cobb, Senior Vice President and Chief Administrative Officer	2006	276,231	0	195,703	88,169	181,214	0	157,179	898,496
Patrick T. Ortiz, Senior Vice President and General Counsel	2006	257,970	0	208,855	94,700	133,383	31,745	130,999	857,652
William J. Real, Senior Vice President, Public Policy	2006	284,000	10,000	208,855	96,848	133,383	9,761	181,323	924,170

*Mr. Horn is a NEO due to his temporary assignment as Acting Chief Financial Officer from August 10, 2005 to January 15, 2006.

(1) Includes compensation that is deferred under the Executive Savings Plan II (“ESP II”) and reflected as an executive contribution in column (b) of the Nonqualified Deferred Compensation Table below and compensation that the executive contributes to the Retirement Savings Plan, a 401(k) plan (“RSP”).  For Mr. Ortiz, the amount indicated includes $1,870 received for the sale of vacation hours.

(2) Mr. Real received a discretionary bonus of $10,000 in lieu of a raise to his base salary.

(3) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R and thus includes amounts from awards granted pursuant to the Performance Equity Plan in and prior to 2006 (including performance shares earned for the 2004-2006 performance period and paid in 2007 and awards of restricted stock granted in and prior to 2006).  See Note 13 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the value of equity awards.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officer.

(4) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R and thus includes amounts from awards of stock options granted in and prior to 2006 under the PEP.  See Note 13 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the value of equity awards.   These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officer.

(5) Reflects the amount of short-term incentive cash awards earned in 2006 and paid in March 2007 under the 2006 Officer Incentive Plan (“OIP”) and long-term incentive cash awards earned in 2006 for the 2004-2006 performance period and paid in March 2007 under the Long-Term Performance Cash Program (“LT$”).  Partial LT$ awards were made in 2005 and 2006 for the  2004-2006 performance period and so the 2006 LT$ award below paid in 2007 represents a true-up for the remainder payable for the 2004-2006 performance period.

Name	2006 OIP Award	2006 LT$ Award
Jeffry E. Sterba	$687,848	$125,004
Charles N. Eldred	$159,437	$27,667
Terry R. Horn	$41,295	$9,147
Alice A. Cobb	$159,437	$21,777
Patrick T. Ortiz	$111,606	$21,777
William J. Real	$111,606	$21,777

(6) Reflects the change in the present value of accumulated benefits under the Employees’ Retirement Plan at end of 2006 (as shown in column (d) of the Pension Benefits table below) compared to the 2005 year-end present value for all NEOs except Mr. Eldred and Ms. Cobb who do not participate in this plan.  There are no above-market or preferential rate earnings to report for the Executive Savings Plan or ESP II.

(7) The total amount indicated consists of the following amounts received by the named executive officer:

NEO	Payment of Officer Life Premium $	Payment of Long-Term Care Premium $	Payment of Long-Term Disability Premium $	Change in Post- Retirement Medical Value $	ESA Amounts ($) (b)	RSP Company Contributions $	ESP II Company Contributions $ (c)
Mr. Sterba	18,928	1,446	1,350	10,884	23,000	27,243	286,098
Mr. Eldred(a)	11,445	—	571	N/A	18,000	17,785	85,475
Mr. Horn	5,801	1,560	872	3,436	12,000	7,759	9,385
Ms. Cobb	11,797	1,836	1,350	N/A	18,000	29,000	95,196
Mr. Ortiz	14,919	1,693	1,271	3,111	17,534	29,130	63,341
Mr. Real	29,533	1,786	1,350	5,178	18,000	29,000	96,476

(a)              Mr. Eldred also received a one-time relocation sum payment of $100,000.

(b)             Reflects the amounts received by the NEOs under the Executive Spending Account Plan (“ESA”) described on page 26 above.

(c)              Amounts are reflected in column (C) of the Nonqualified Deferred Compensation table on page 39.

Grants of Plan-Based Awards

The following table discloses the actual numbers of stock options, shown below as OPT, and restricted stock rights awards, shown below as RSA, granted to the named executive officers in 2006 under the Performance Equity Plan and the grant date fair value of these awards.   All stock options and restricted stock rights vest in three equal annual installments beginning on the first anniversary of the grant.  The exercise price of all stock options is equal to the closing market price on the NYSE on the date of the grant, or on the immediately preceding trading day if the grant date is not a trading day.  The table also captures (a) the potential incentive cash payouts under the 2006 Officer Incentive Plan, shown below as OIP, that were earned in 2006 as determined in 2007 and included in column (g) of the Summary Compensation Table above and (b) the potential future cash payouts of long-term cash compensation awards under the Long-Term Performance Cash Program for the 2006-2008 performance period, shown below as LT$.  The OIP is discussed above under “Compensation Discussion and Analysis-Short-Term Annual Incentive Compensation” on page 23 and the PEP and LT$ programs are discussed above under “Compensation Discussion and Analysis- Long-Term Annual Incentive Compensation- Stock Options and Restricted Stock Rights and —Long-Term Performance Cash” on pages 24 and 25.  No grants of equity incentive plan awards were made in 2006 because the opportunity to earn performance shares under the PEP was eliminated in 2005.

GRANTS OF PLAN-BASED AWARDS IN 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Option Awards
Jeffry E. Sterba	OIP 2/13/06	79,520	497,000	994,000
	LT$ 2/13/06	143,500	287,000	574,000
	RSA 2/13/06							30,000			654,600
	OPT 2/13/06								67,500	24.06	261,225
Charles N. Eldred	OIP 2/13/06	18,432	115,200	230,400
	LT$ 2/13/06	25,000	50,000	100,000
	RSA 2/13/06							5,000			109,100
	OPT 2/13/06								14,000	24.06	54,180
Terry R. Horn	OIP 2/13/06	6,820	42,625	85,250
	LT$ 2/13/06	10,500	21,000	42,000
	RSA 2/13/06							2,000			43,640
	OPT 2/13/06								6,000	24.06	23,220
Alice A. Cobb	OIP 2/13/06	18,432	115,200	230,400
	LT$ 2/13/06	25,000	50,000	100,000
	RSA 2/13/06							5,000			109,100
	OPT 2/13/06								14,000	24.06	54,180
Patrick T. Ortiz	OIP 2/13/06	18,432	115,200	230,400
	LT$ 2/13/06	25,000	50,000	100,000
	RSA 2/13/06							5,000			109,100
	OPT 2/13/06								14,000	24.06	54,180
William J. Real	OIP 2/13/06	18,432	115,200	230,400
	LT$ 2/13/06	25,000	50,000	100,000
	RSA 2/13/06							5,000			109,100
	OPT 2/13/06								14,000	24.06	54,180

Outstanding Equity Awards

The following table includes certain information with respect to the value at December 31, 2006 of all unexercised options previously awarded to named executive officers from 2002 to 2006 under the Performance Equity Plan and granted prior to 2001 under the Performance Stock Plan, or PSP, which expired in 2000.  All options granted under the PSP have vested.  The exercise price of stock options granted under both the PEP and the PSP is the closing market price on the NYSE on the date of the grant.  In addition, the table includes information with respect to unvested restricted stock rights granted under the PEP.  All stock options and restricted stock rights granted under the PEP vest in three equal annual installments beginning on the first anniversary of the grant.  Stock options expire if not exercised within 10 years of the grant date.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($)

Jeffry E. Sterba	187,500			16.20	12/10/10	4,710	146,480
	90,000			17.17	02/18/12	2,426	75,449
	145,000			13.03	02/17/13	20,010	622,311
	28,398	14,202		20.84	02/16/14	30,000	933,000
	22,500	45,000		27.52	05/17/15
		67,500		24.06	02/13/16
Charles N. Eldred	0	14,000		24.06	02/13/16	5,000	155,500
Terry R. Horn		1,302		20.84	02/16/14	400	12,440
	1,998	4,002		27.52	05/17/15	1,334	41,487
		6,000		24.06	02/13/16	2,000	62,200
Alice A. Cobb		3,051		20.84	02/16/14	902	28,052
	4,662	9,338		27.52	05/17/15	3,335	103,719
		14,000		24.06	02/13/16	5,000	155,500

Patrick T. Ortiz		3,051		20.84	02/16/14	902	28,052
	4,662	9,338		27.52	05/17/15	3,335	103,719
		14,000		24.06	02/13/16	5,000	155,500
William J. Real	3,050	3,051		20.84	02/16/14	902	28,052
	4,662	9,338		27.52	05/17/15	3,335	103,719
		14,000		24.06	02/13/16	5,000	155,500

(1)          No equity incentive options have been granted to date under the PEP.

(2)          The market value of shares is based on closing price of the NYSE on 12/29/06, the last business day of the year.

(3)          The last award of incentive performance shares under the PEP was for the 2004-2006 performance period and those awards vested in 2006 and are included in column (e) of the Summary Compensation Table above and columns (d) and (e) of the Option Exercises and Stock Vested Table below.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the exercise during 2006 of outstanding vested options (awarded prior to 2001 under the Performance Stock Plan and on and after 2002 under the Performance Equity Plan) by the named executive officers and the vesting during 2006 of restricted stock rights, shown below as RSA, and performance share awards, shown below as PSA, held by the named executive officers.  No options or restricted stock rights granted under the PEP in 2006 were exercisable or vested in 2006.

OPTION EXERCISES AND STOCK VESTED DURING 2006

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)(2)
Jeffry E. Sterba	30,000	548,541	RSA – 17,105	419,397
			PSA – 9,960	303,780
Charles N. Eldred	0	0	RSA – 0	0
			PSA – 996	30,378
Terry R. Horn	9,348	76,813	RSA – 1,066	25,820
			PSA – 1,328	40,504
Alice A. Cobb	13,099	162,680	RSA – 2,564	62,076
			PSA – 2,988	91,134
Patrick T. Ortiz	34,599	367,461	RSA – 2,564	62,076
			PSA – 2,988	91,134
William J. Real	14,501	257,780	RSA – 2,564	62,076
			PSA – 2,988	91,134

(1)             Amounts indicated are the aggregate dollar value realized upon exercise of the options (the difference between the exercise price and the market value at exercise).

(2)             Amounts indicated are the respective aggregate dollar value realized upon the vesting of (a) restricted stock awards based on the number of shares acquired on vesting multiplied by the market value on the vesting date and (b) performance shares based on the number of shares received multiplied by the market value on February 16, 2007, the date that the Board confirmed the satisfaction of the performance indicators and payment of the shares.  Market value is the closing price of the performance shares on the NYSE.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers who are participants under the Employees’ Retirement Plan (“ERP”) which was closed to new participants on January 1, 1998, including the number of years of service credited to each such named executive officer, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  See Note 12 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding certain assumptions underlying ERP benefits.  Information regarding the supplemental retirement agreements with Mr. Sterba and Mr. Ortiz, summarized in the table below as Additional SERP benefits, can be found above under the heading “Retirement Benefits-Supplemental Employee Retirement Agreements” on page 27.  In addition, a copy of Mr. Sterba’s SERP was filed as exhibit 10.81 to PNM’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and a copy of Mr. Ortiz’ SERP was filed as exhibit 10.80 to PNM’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

The ERP provides retirement income based on the highest three-year average pay as of 1997, social security covered compensation, and length of service upon separation.  Compensation consists of base salary and includes any amount voluntarily deferred under the Retirement Savings Plan.  Generally, compensation for these purposes does not include bonuses, payments for accrued vacation, or overtime pay.

The maximum number of years generally taken into account for purposes of calculating benefits is 32½.  Under limited circumstances, an employee working beyond age 62 could earn an additional 3% retirement benefit.  Service begins accumulating from the date of hire and vesting occurs after five years of total service.

Prior to January 1, 1998, employees who had at least one year of service and who had attained the age of 21 were eligible to become participants.  The ERP was amended as of January 1, 1998 to limit a participant’s credited service to the credited service earned as of December 31, 1997, plus a limited amount of future service.  The amount of credited service after December 31, 1997 is based on the participant’s age and years of credited service as of December 31, 1997.  Participants in the ERP continue to accrue “total service,” which is the service measure used for purposes of determining a participant’s vesting and eligibility for early and other retirement benefits.  A participant’s compensation used for ERP benefit calculations was frozen as of December 31, 1997.

PENSION BENEFITS 2006

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jeffry E. Sterba (1)	ERP	27.33	1,098,831	0
	Additional SERP benefits	30.00	247,188	0
Charles N. Eldred	Not applicable	N/A	N/A	N/A
Terry R. Horn	ERP	16.00	156,009	0
Alice A. Cobb	Not applicable	N/A	N/A	N/A
Patrick T. Ortiz(2)	ERP	8.33	146,662	0
	Additional SERP benefits	24.00	211,685	0
William J. Real	ERP	26.42	600,678	0

(1)             Mr. Sterba had 27.33 years of actual service as of December 31, 2006, but is treated as having 30 years of credited service under his SERP since he remained employed until February 28, 2005. The present value of his pension benefits under the ERP, as supplemented by the SERP, totals $1,346,019.

(2)             Mr. Ortiz’ had 8.33 years of actual service as of December 31, 2006, but is treated as having 24 years of service under his SERP.  Thus, the present value of Mr. Ortiz’ pension benefits under the ERP, as supplemented by the SERP totals $358,347.

Nonqualified Deferred Compensation

All of our named executive officers participate in the Executive Savings Plan II and all, except for Mr. Eldred, participated in the Executive Savings Plan, which was frozen in December 2004.  Participants may make before-tax deferrals to the ESP II up to 100% of eligible compensation.  PNM Resources makes a matching contribution equal to 75% of the first 6% of eligible compensation deferred.  In addition, when the participant reaches the annual Tax Code compensation limit in the Retirement Savings Plan, a 401(k) plan, or RSP ($220,000 in 2006 and $225,000 in 2007), PNM Resources’ age-based contributions for the RSP continue to the ESP II.  Executive participants also receive a supplemental target contribution to the ESP II in an amount determined by the plan’s actuary, not to exceed $70,000 annually.

Participants hypothetically invest their deferrals and employer contributions in the ESP and ESP II in the same investment options as are available under the RSP.  The table below shows the funds available under the RSP and their annual rate of return for the calendar year ended December 31, 2006, as reported by the administrator of the RSP.

Name of Fund	Rate of Return
Vanguard Prime Money Market Fund	4.88%
Vanguard Retirement Savings Trust	4.32%
PIMCO Total Return Admin	3.74%
Vanguard Wellington Fund Investor Shares	11.63%
Vanguard 500 Index Fund Investor Shares	15.64%
Vanguard Windsor II Fund Investor Shares	18.25%
Vanguard PRIMECAP Fund Investor Shares	12.32%
Vanguard Explorer Fund Investor Shares	9.70%
RS Partners	11.22%
American Funds EuroPacific R5	22.17%
PNM Resources Stock Fund	31.04%
Vanguard Target Retirement 2005	8.23%
Vanguard Target Retirement 2015	11.42%
Vanguard Target Retirement 2025	13.24%
Vanguard Target Retirement 2035	15.24%
Vanguard Target Retirement 2045	15.98%
Vanguard Target Retirement Income	6.38%

Benefits payable under the ESP and ESP II will be paid following the quarterly valuation date after the executive’s retirement or termination, subject to the requirements under Tax Code 409A.  Benefits may be received in a lump sum payment or in annual installments, or a combination thereof.  Participants may also elect to have the portion of their account that is hypothetically invested in the Company Stock Fund delivered in shares of common stock in lieu of cash.

NONQUALIFIED DEFERRED COMPENSATION 2006

A	B	C	D	E	F
Name	Executive Contributions in Last Fiscal Year (2006) ($)	Company Contributions in Last Fiscal Year (2006) ($)	Aggregate Earnings In Last Fiscal Year (2006) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End (2006) ($)
	(1)	(2)	(3)
Jeffry E. Sterba
ESP I	0	0	107,342	0	756,078
ESP II	156,330	286,098	108,303	0	1,041,379
Charles N. Eldred
ESP II	41,798	85,475	3,753	0	131,026
Terry R. Horn
ESP I	0	0	27,186	0	94,541
ESP II	12,513	9,385	16,298	0	75,399
Alice A. Cobb
ESP I	0	0	20,516	0	86,947
ESP II	16,574	95,196	50,031	0	423,152
Patrick T. Ortiz
ESP I	0	0	18,684	0	184,942
ESP II	31,269	63,341	19,118	0	297,016
William J. Real
ESP I	0	0	51,514	0	296,381
ESP II	17,640	96,476	14,322	0	440,206

(1)             all amounts are included in column (c) of the Summary Compensation Table on page 32.

(2)             all amounts are included in column (i) of the Summary Compensation Table on page 32.

(3)             The Summary Compensation Table in proxy statements for prior fiscal years reported the amount of Company contributions for the corresponding prior fiscal year in the column titled “All Other Compensation”.

Potential Payments Upon Termination or Change-in-Control

The tables below reflect the amounts payable to each of the NEOs of the Company in the event of termination of the NEO’s employment.  The amount of compensation payable to each NEO upon voluntary or involuntary termination, retirement, death or disability or termination following a change in control is shown below. The amounts shown assume the termination was effective as of December 31, 2006, based on the closing market price of $31.10 of the Company’s common stock on December 29, 2006 (the last trading day of 2006) and are estimates of the amounts that would be paid out to a NEO upon his or her termination based upon the amounts earned through the end of 2006.  The actual amounts to be paid out can be determined only at the time of such NEO’s termination of employment from the Company.

Payments Made Upon Termination

If a NEO’s employment terminates for any reason, he or she is entitled to receive amounts earned during his or her term of employment.  Such amounts include:

a)                                      base salary through the date of termination;

b)                                     unused, accrued paid time off;

c)                                      amounts contributed by the NEO and the Company under Executive Savings Plan and amounts contributed  by the NEO and vested amounts contributed by the Company under the Executive Savings Plan II; and

d)                                     stock options and restricted stock rights that have vested through the termination date.

In the event of a termination for cause, the NEO will receive the amounts described above, however, any vested or non-vested stock options or restricted stock rights outstanding on the termination date are forfeited.

In addition to the amounts described above, under Mr. Sterba’s Retention Agreement, if his employment is terminated before 2011 by the Company without cause, by him because of a constructive termination, or because of his death or disability, he is eligible to receive a retention bonus of $1.6 million, plus a payment equal to any amounts forfeited under the ESP or ESP II because of such termination.  A copy of Mr. Sterba’s Retention Agreement was filed as exhibit 10.83 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  Even though the bonus is earned if Mr. Sterba’s employment terminates before 2011 for certain events, he will not receive payments until 2010 and 2011.

Payments Made Upon Retirement

In addition to the amounts described above, upon a NEO’s termination of employment because of retirement, all outstanding non-vested stock options and, either all restricted stock rights with service-based restrictions or a pro rata portion of restricted stock rights with performance-based restrictions, granted under the PEP will fully vest.  Messrs. Sterba, Real, Ortiz and Horn are currently retirement-eligible under the PEP.  In addition, Messrs. Sterba and Ortiz are entitled to receive benefits upon retirement under their respective SERP Agreements as described above on pages 27 and 28 of this proxy statement.

Payments Made Upon Death or Disability

In addition to the amounts described above, if a NEO dies or becomes disabled, he or she will receive payments under the Company’s basic and supplemental life and accidental death and dismemberment and disability programs.

Severance Payments

In addition to the amounts described above, if a NEO (other than Messrs. Sterba and Ortiz) terminates employment because the Company eliminates his or her position, or the NEO constructively terminates his or her employment, the table on pages 43 and 44 reflects amounts payable under the Non-Union Severance Pay Plan (“Severance Plan”).

In addition to the amounts described above, if the Company terminates either Mr. Sterba’s or Mr. Ortiz’s employment other than for cause or as a result of a change in control, or if either constructively terminates his employment, he is entitled to the special severance benefits payable under his respective SERP Agreement, as described above on pages 27 and 28 of this proxy statement.

A copy of the Severance Plan, as amended to date, was filed as exhibits 10.31 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, 10.31.1 and 10.31.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, 10.43 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and 10.43 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Payments Made Upon a Change in Control

In addition to the amounts described above, if a NEO’s employment is terminated in connection with a change in control either by the Company without cause or by the NEO due to a constructive termination, the NEO will receive additional payments and benefits under the Retention Plan as described above on page 29 of this proxy statement.    Under Mr. Ortiz’s SERP Agreement, if his employment is terminated as a result of a change in control, he is entitled to an enhanced supplemental retirement benefit in lieu of the supplemental retirement benefit provided under the Officer Retention Plan.

Upon a change in control, all outstanding unvested stock option awards and, either all restricted stock rights awards with service-based restrictions or a pro rata portion of restricted stock rights awards with performance-based restrictions, granted under the PEP will fully vest.

The following table shows the potential payments upon termination or a change in control of the Company for Jeffry E. Sterba, Chairman, President & CEO, and Patrick T. Ortiz, Senior Vice President and General Counsel, each of whom has a SERP.

							Constructive
			Termination				or
			without				without
			Cause				Cause
		Voluntary	or				Termination
		Termination	Constructive				due to
Benefits		by	Termination	Termination			Change-in-	Retirement or
and Payments	Name	Executive	(1)	for Cause	Disability	Death	Control (2)	Impaction (3)
Short-Term
Incentive
Compensation:
Officer Incentive	J. E. Sterba	0	0	0	0	497,000	497,000	497,000
Plan	P. T. Ortiz	0	0	0	0	115,200	115,200	115,200
Long-Term
Incentive
Compensation:	J. E. Sterba	0	0	0	782,013	782,013	782,013	782,013
Stock Options (4)	P. T. Ortiz	0	0	0	163,293	163,293	163,293	163,293
Restricted Stock	J. E. Sterba	0	0	0	1,777,240	1,777,240	1,777,240	1,777,240
Units	P. T. Ortiz	0	0	0	287,271	287,271	287,271	287,271
Performance	J. E. Sterba	0	0	0	412,004	412,004	412,004	412,004
Cash (5)	P. T. Ortiz	0	0	0	71,777	71,777	71,777	71,777
Other Benefits:
ESP & ESP II	J. E. Sterba	1,647,613	1,647,613	1,647,613	1,797,457	1,797,457	1,797,457	1,797,457
Plan Balances (6)	P. T. Ortiz	481,958	481,958	481,958	481,958	481,958	481,958	481,958
Cash Equivalent
— ESP II	J. E. Sterba	0	0	0	0	0	858,295	0
Contributions	P. T. Ortiz	0	0	0	0	0	0	0
SERP	J. E. Sterba	247,188	247,188	247,188	247,188	247,188	247,188	247,188
	P. T. Ortiz	211,685	211,685	0	211,685	211,685	211,685	211,685
Health and	J. E. Sterba	0	0	0	0	0	84,465	10,668
Welfare Benefits	P. T. Ortiz	0	0	0	0	0	70,847	9,958
Cash Equiv —	J. E. Sterba	0	0	0	0	0	49,500	0
RSP	P. T. Ortiz	0	0	0	0	0	0	0
Life Insurance	J. E. Sterba	0	0	0	0	1,400,000	0	0
Proceeds	P. T. Ortiz	0	0	0	0	1,000,000	0	0
Cash Severance	J. E. Sterba	0	0	0	0	0	3,741,000	1,432,692
	P. T. Ortiz	0	0	0	0	0	930,500	418,449
Excise Tax and	J. E. Sterba	0	0	0	0	0	1,969,901	0
Gross Up	P. T. Ortiz	0	0	0	0	0	0	0
Legal Fees (7)	J. E. Sterba	0	0	0	0	0	0	0
	P. T. Ortiz	0	0	0	0	0	0	0
Retention Bonus	J. E. Sterba	0	1,749,844	0	1,749,844	1,749,844	1,749,844	1,749,844
(8)
TOTAL	J. E. Sterba	1,894,801	3,644,645	1,894,801	6,765,746	8,662,746	13,965,907	8,706,106
	P. T. Ortiz	693,643	693,643	481,958	1,215,984	2,331,184	2,332,531	1,759,591

(1)                                  The term “Constructive Termination” is defined under Mr. Sterba’s and Mr. Ortiz’s SERP as (a) a reduction in base salary, (b) a reduction in title or a reassignment of duties that are inconsistent with the executive’s status or responsibilities, or (c) a relocation of executive’s principal office more than 70 miles from the current location, and (d) in the case of Mr. Ortiz’s SERP, he is required to relocate his residence from Santa Fe, New Mexico.  The term “Constructive Termination” is defined under Mr. Sterba’s Retention Bonus Agreement by reference to the definition in the Officer Retention Plan.

(2)                                  The term “Constructive Termination” is defined under the Officer Retention Plan as the occurrence of any of the following during the two year period following a change in control (the “Protection Period”): (a) a reduction in the executive’s base salary, (b) a significant degradation in the executive’s employment status, duties or responsibilities as compared to the executive’s status, duties or responsibilities immediately prior to the Protection Period or a substantial adverse alteration in the nature or status of the executive’s responsibilities compared to those in effect before the Protection Period, (c) relocation of the executive’s principal office to a location more than 50 miles from the location during the Protection Period, (d) the Company’s failure to get a timely written agreement by any successor to assume and agree to perform the Company’s obligations under the Retention Plan, (e) a purported termination of the executive’s employment by the Company which is not effected by proper notice, or (f) the requirement that, for continued employment with the Company, the executive maintain a residence located more than 50 miles from the executive’s residence during the Protection Period.

(3)                                  Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59-1/2, or (d) any age and 30 years of service and “Impaction” is defined as an involuntary termination due to elimination of job, position, department, or work unit or general downsizing. The cash severance reflected is payable only for impaction and is not payable in the event of retirement.

(4)                                  The amount represented is the value of unvested options that would become vested under certain termination events.

(5)                                  The amount represented is an estimate at target performance and would be payable, if at all, only upon achievement of the applicable targets, and following the completion of the applicable 3-year performance period.

(6)                                  The amount represented includes the employee’s own contributions, company contributions and earnings from investments.

(7)                                  Mr. Sterba and Mr. Ortiz are both eligible for reimbursement of reasonable legal expenses under a termination for a change in control.  The amount reflected in the table is zero since it is not determinable.

(8)                                  Mr. Sterba’s retention bonus consists of a lump sum of $1,600,000 payable in two equal installments in 2010 and 2011 and any amounts forfeited under the ESP II plan.  As of December 31, 2006, the ESP II amount is $149,844.

The following table shows the potential payments upon termination or a change in control of the Company for Charles Eldred, the Company’s Senior Vice President and Chief Financial Officer; T. R. Horn, the Company’s Vice President, Customer Service (T. R. Horn is a NEO due to his temporary assignment as Acting Chief Financial Officer from August 10, 2005 to January 15, 2006.); A. A. Cobb, the Company’s Senior Vice President and Chief Administrative Officer; and W. J. Real, the Company’s Senior Vice President, Public Policy.

							Constructive
			Elimination				or
			of				without
			Position				Cause
		Voluntary	or				Termination	Retirement
		Termination	Constructive				due to	or
Benefits		by	Termination	Termination			Change-in-	Impaction
and Payments	Name	Executive	(1)	for Cause	Disability	Death	Control	(2)
Short-Term
Incentive	C. N. Eldred	0	0	0	0	115,200	115,200	115,200
Compensation:	T. R. Horn	0	0	0	0	42,625	42,625	42,625
Officer Incentive	A. A. Cobb	0	0	0	0	115,200	115,200	115,200
Plan	W. J. Real	0	0	0	0	115,200	115,200	115,200
Long-Term	C. N. Eldred	0	0	0	98,560	98,560	98,560	98,560
Incentive	T. R. Horn	0	0	0	69,926	69,926	69,926	69,926
Compensation:	A. A. Cobb	0	0	0	163,293	163,293	163,293	163,293
Stock Options (3)	W. J. Real	0	0	0	163,293	163,293	163,293	163,293
Restricted Stock	C. N. Eldred	0	0	0	155,500	155,500	155,500	155,500
Units	T. R. Horn	0	0	0	116,127	116,127	116,127	116,127
	A. A. Cobb	0	0	0	287,271	287,271	287,271	287,271
	W. J. Real	0	0	0	287,271	287,271	287,271	287,271
Performance	C. N. Eldred	0	0	0	61,001	61,001	61,001	61,001
Cash (4)	T. R. Horn	0	0	0	30,147	30,147	30,147	30,147
	A. A. Cobb	0	0	0	71,777	71,777	71,777	71,777
	W. J. Real	0	0	0	71,777	71,777	71,777	71,777
Other Benefits:	C. N. Eldred	60,885	60,885	60,885	131,026	131,026	131,026	131,026
ESP & ESP II	T. R. Horn	169,940	169,940	169,940	169,940	169,940	169,940	169,940
Plan Balances (5)	A. A. Cobb	510,099	510,099	510,099	510,099	510,099	510,099	510,099
	W. J. Real	736,587	736,587	736,587	736,587	736,587	736,587	736,587
Cash Equivalent	C. N. Eldred	0	0	0	0	0	256,425	0
— ESP II	T. R. Horn	0	0	0	0	0	18,770	0
Contributions	A. A. Cobb	0	0	0	0	0	285,588	0
	W. J. Real	0	0	0	0	0	289,429	0
Cash Equiv —	C. N. Eldred	0	0	0	0	0	49,500	0
RSP	T. R. Horn	0	0	0	0	0	31,594	0
	A. A. Cobb	0	0	0	0	0	49,500	0
	W. J. Real	0	0	0	0	0	49,500	0
Health and	C. N. Eldred	0	0	0	0	0	60,659	10,041
Welfare Benefits	T. R. Horn	0	0	0	0	0	33,543	10,508
	A. A. Cobb	0	0	0	0	0	55,089	7,397
	W. J. Real	0	0	0	0	0	107,127	6,928
Life Insurance	C. N. Eldred	0	0	0	0	1,000,000	0	0
Proceeds	T. R. Horn	0	0	0	0	500,000	0	0
	A. A. Cobb	0	0	0	0	1,000,000	0	0
	W. J. Real	0	0	0	0	1,000,000	0	0
Cash Severance	C. N. Eldred	0	0	0	0	0	1,290,600	374,371
	T. R. Horn	0	0	0	0	0	421,250	264,970
	A. A. Cobb	0	0	0	0	0	1,182,600	355,149
	W. J. Real	0	0	0	0	0	1,197,600	487,084

							Constructive
			Elimination				or
			of				without
			Position				Cause
		Voluntary	or				Termination	Retirement
		Termination	Constructive				due to	or
Benefits		by	Termination	Termination			Change-in-	Impaction
and Payments	Name	Executive	(1)	for Cause	Disability	Death	Control	(2)
Excise Tax and	C. N. Eldred	0	0	0	0	0	715,729	0
Gross Up	T. R. Horn	0	0	0	0	0	0	0
	A. A. Cobb	0	0	0	0	0	627,926	0
	W. J. Real	0	0	0	0	0	0	0
Legal Fees (6)	C. N. Eldred	0	0	0	0	0	0	0
	T. R. Horn	0	0	0	0	0	0	0
	A. A. Cobb	0	0	0	0	0	0	0
	W. J. Real	0	0	0	0	0	0	0
Cash Equivalent	C. N. Eldred	0	0	0	0	0	0	0
— PV of	T. R. Horn	0	0	0	0	0	17,782	0
Additional	A. A. Cobb	0	0	0	0	0	0	0
Pension Benefits	W. J. Real	0	0	0	0	0	108,898	0
TOTAL	C. N. Eldred	60,885	60,885	60,885	446,087	1,561,287	2,934,200	945,699
	T. R. Horn	169,940	169,940	169,940	386,140	928,765	951,704	704,244
	A. A. Cobb	510,099	510,099	510,099	1,032,440	2,147,640	3,348,343	1,510,186
	W. J. Real	736,587	736,587	736,587	1,258,928	2,374,128	3,126,682	1,868,141

(1)                                  “Constructive Termination” is defined under the Company’s Non-Union Severance Pay Plan as any person who has received notice that his or her position with the Company will be eliminated and declines an offer to transfer to a location that is more than 50 miles from his or her current location.

(2)                                  Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59-1/2, or (d) any age and 30 years of service and Impaction is defined as an involuntary termination due to elimination of job, position, department, or work unit or general downsizing.  The cash severance reflected is payable only for impaction and is not payable in the event of retirement.

(3)                                  The amount represented is the value of unvested options that would become vested under certain termination events.

(4)                                  The amount represented is an estimate at target performance and would be payable, if at all, only upon achievement of the applicable targets, and following the completion of the applicable 3-year performance period.

(5)                                The amount represented includes the employee’s own contributions, company contributions and earnings from investments.

(6)                                  The NEO’s listed above are eligible for reimbursement of reasonable legal expenses under a termination for a change in control.  The amount reflected in the table is zero since it is not determinable.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to benefits received by or allocated under the Equity Compensation Plans:

EQUITY COMPENSATION PLAN INFORMATION
As of December 31, 2006

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation
plans approved by
security holders	3,167,800	19.95	3,334,677
Equity compensation
plans not approved
by security holders
(Executive Savings Plans)	32,480	31.10	30,020*
Total	3,200,280	20.06	3,364,697
3,334,677 securities remain available for future issuance under the PEP.

Under the ESP and ESP II (as referenced under the caption “Non-Tax Qualified Retirement Plans” on page 28), a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the PNM Resources Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of PNM Resources.  A participant who chooses to invest in the PNM Resources Stock Fund may elect to settle that portion of his or her account in either common stock or cash.  As of December 31, 2006, a total of 37,500 shares of common stock were reserved by PNM Resources for issuance under the ESP, and 25,000 shares were reserved for issuance under the ESP II.  During the year ended December 31, 2006, a total of 13,469 shares of PNM Resources’ common stock was allocated to participants in the ESP and a total of 19,011 shares was allocated to participants in the ESP II.  Accordingly, on December 31, 2006, 32,480 shares of common stock were allocated but not issued to active plan participants under the ESP and the ESP II, and 30,020 shares remained available for issuance.

*On March 14, 2007, an additional 75,000 shares were registered for issuance under the ESP II, which will increase the number of shares remaining available for future issuance under the ESP II.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires PNM Resources’ executive officers and directors to file certain reports of ownership and changes in ownership with the SEC within two business days of a transaction.   We believe all executive officers’ and directors’ applicable filing requirements were met.

Annual Report and Other Matters

PNM Resources’ Summary Annual Report, including condensed consolidated financial statements, along with a copy of the 2006 Annual Report on Form 10-K, was mailed to shareholders beginning on April 12, 2007.  Copies of the Annual Report on Form 10-K are available without charge upon written request to Frederick Bermudez, Interim Manager, Investor Relations, Alvarado Square, Mail Stop 2602, Albuquerque, New Mexico 87158, or electronically at www.pnmresources.com under Financial Information.  You may also obtain our SEC filings through the Internet at www.pnmresources.com or www.sec.gov.

Shareholder Proposals for the Year 2008 Annual Meeting

If you want PNM Resources to consider including a proposal in our proxy statement and form of proxy next year, you must submit the proposal to us in accordance with applicable rules of the SEC, and your proposal must be received at our principal executive offices no later than December 14, 2007.

If you intend to present a proposal at next year’s Annual Meeting but do not want the proposal to be included in our next year’s proxy statement and form of proxy, then you must submit the proposal to the Secretary of PNM Resources no later than January 14, 2008, in accordance with the specific procedural requirements set forth in our bylaws.

Shareholder proposals should be delivered to or mailed and received by us on or before the above dates addressed to:

Corporate Secretary
PNM Resources, Inc.
Alvarado Square, Mail Stop 0806
Albuquerque, NM  87158

If you would like a copy of the procedures for submitting shareholder proposals contained in our bylaws, please contact:

Assistant Corporate Secretary
PNM Resources, Inc.
Alvarado Square, Mail Stop 2850
Albuquerque, NM  87158
505-241-2205

For next year’s Annual Meeting of Shareholders, the persons appointed by the proxy to vote shareholders’ shares will vote those shares according to their judgment on any shareholder proposal that PNM Resources receives after January 14, 2008.

Solicitation

The enclosed proxy is being solicited on behalf of PNM Resources’ Board of Directors.  This solicitation is being made by mail but also may be made in person, by telephone or via the Internet.  The Company has hired Georgeson Shareholder Communications, Inc., to assist in the solicitation for an estimated fee of $6,000, plus any out-of-pocket expenses.   PNM Resources will pay all costs related to solicitation.  Mellon Investor Services is tabulating the vote.

Revocability of Proxy

You may revoke the enclosed proxy by attending the Annual Meeting and voting your shares in person or by providing a later executed proxy.

By Order of the Board of Directors,

Joanne C. Reuter
Vice President, Deputy General Counsel
and Corporate Secretary

APPENDIX A

PNM RESOURCES, INC.

CORPORATE GOVERNANCE PRINCIPLES

Adopted:  October 7, 2003

(Amended:  December 5, 2006)

INTRODUCTION

The Board of Directors of PNM Resources, Inc. (“PNM Resources” or the “Company”) recognizes the importance of corporate governance to the proper management of the Company and has organized the various governance policies adopted and practiced over the years into this consolidated Corporate Governance Principles document so that investors, employees, customers, regulators and the community may be aware of the policies followed by the Company.  The Board has taken advantage of the opportunity to create this document to revisit its policies and modify or adapt them to the dynamic corporate governance environment globally. These principles have been approved by the full Board after analysis of the policy considerations for the principles.  The Board chose the practices, which it believes to be in the best interests of its investors.  Because the Board recognizes the on-going debate with regard to corporate governance practices, it has charged its Governance and Public Policy Committee (“GPPC”) with reviewing the principles at least annually (or more often if necessary) and to recommend any necessary changes to the Board.

  I.   BOARD OF DIRECTORS: GENERAL

A.                 Responsibilities

The primary responsibility of the Board is to oversee the management of the Company to optimize its long-term value for its shareholders.  The management of the Company is conducted on a daily basis under the direction of the Chief Executive Officer (“CEO”) selected by the Board.  The Board and management agree that shareholder value is optimized by operating the Company in an ethical and forthright manner and responsibly addressing the concerns of its various constituencies, including employees, customers, government officials, suppliers, the communities it serves and the public at large.  Board members oversee the management of the Company and advise and counsel the CEO and the executive management team relative to matters of policy, business affairs, and overall strategy. The Board seeks to assure that the Company’s business is conducted with the highest standards of ethical conduct and in conformity with applicable laws and regulations.  Except for matters requiring shareholder action, the Board is the ultimate decision-making body of the Company.  Among the Board’s most important responsibilities are the election, evaluation and compensation of the Company’s CEO and the other members of the executive management team.  In addition the Board oversees the process of succession planning for the CEO and other members of senior management; reviews, approves and monitors fundamental financial and business strategies and major corporate actions; assesses major risks facing the Company and reviews options for their mitigation; assures processes are in place for sustaining the integrity of the Company including the integrity of its financial statements, its compliance with law and its Code of Conduct and its relationships with customers, regulators, other government officials, employees and its other constituencies.

The Board reviews and discusses reports by management on the Company’s performance, its plans and prospects and immediate issues facing the Company.  In accordance with the Company’s Bylaws, the Board determines the requirements for service as a director and the fees for the Board.  Directors will act with integrity and demonstrate a commitment to the Company and its strategies, and to building shareholder value.  Although the Board exercises vigorous and diligent oversight over the Company’s affairs, it does not perform or duplicate the role of management, which is to operate the Company on a daily basis.

B.    Board Meetings, Materials and Information

The number of scheduled Board meetings will vary with circumstances; however, a minimum of five meetings are held annually.  Special meetings are called as necessary in accordance with the Company’s Bylaws.  Directors are responsible for attending all meetings and for reviewing materials provided in advance of each meeting.  Meeting materials are distributed sufficiently in advance of the meeting to allow for prior review.  For Regular Meetings of the Board, meeting materials are generally distributed the week prior to the meeting.  Directors are expected to actively participate in Board and committee meetings. In addition, the Board has access to the Company Intranet for timely news and information, in addition to receiving monthly performance reports and other information from the Company that is helpful in the performance of directors’ responsibilities.  The CEO also uses a dedicated message line to communicate urgent or critical information to the Board. The Chairman of the Board determines Board agendas, with input from Directors and other members of executive management.  At the December Board meeting, Committees and the Board review and approve a schedule of key issues to be addressed during the course of the next calendar year to be aligned with the respective Committee Charters.

C.            Board Size

The Company’s Articles of Incorporation require the Board to have between 5 and 12 members, with the exact number fixed by the Board.  The Board has determined that nine members is the appropriate size for the Company.  The Board will deviate from that number (within the limits established by the Articles) only to facilitate the orderly addition and development of new Board members to replace departing directors.

D.    Director Elections; Voting Requirements

Directors are elected to serve one-year terms.  In order to be elected, a director must receive the affirmative vote of a majority of the shares of the Company’s common stock represented at the meeting and entitled to vote on the election.  Abstentions by those represented at the meeting and entitled to vote have the effect of a vote against the nominee.  “Broker non-votes” are not counted.  Any nominee in an uncontested election who does not receive the affirmative vote of a majority of the shares represented at the meeting and entitled to vote must promptly submit his or her resignation for consideration by the GPPC which shall make a recommendation to the full Board within a reasonable period of time.  A quorum for purposes of holding a valid meeting at which directors are elected is at least a majority of the Company’s outstanding common stock entitled to vote, represented at the meeting either in person or by proxy.   Directors added to the Board during the course of the year will stand for election at the next Annual Shareholders Meeting.

E.     Process for Director Nominations

The Board is responsible for recommending director nominees for election by the shareholders and for selecting directors to fill vacancies until voted upon by the shareholders.  The Board has delegated the director screening process to the GPPC, which has the responsibility to recommend candidates to the Board.  The GPPC will consider suggestions from current directors, officers and employees of the Company, shareholders, industry associations, special interest groups, recruiting firms, and others. Shareholders wishing to provide suggestions for nominees should submit their suggestions together with a description of the potential nominee’s qualifications, appropriate biographical information and signed consent to serve to Secretary, PNM Resources, Inc., Alvarado Square MS-2822, Albuquerque, New Mexico 87158.

F.     Nominations Policy

Corporate boards are confronted with a highly complex, ever-changing body of law governing their role to direct the management of corporations, which are affected by and responsible to an increasingly diverse and active set of constituencies. In order to represent the interests of shareholders, Directors must be aware of and understand the interests of institutional investors, pension fund managers, the communities in which the corporation operates, individual shareholders, customers, government officials and employees. In this context, an effective director search process begins with a careful evaluation of the Board’s needs and culture. By auditing itself for missing talents, future trends and strategic issues, the Board can make the new director search much more productive.

The Board of Directors recognizes that the contribution of the Board depends not only on the character and capabilities of the Directors individually, but also on their collective strengths. It further recognizes the importance of a well-balanced board, which reflects the interests of the Company’s shareholders, customers, employees, regulators and the communities it serves. It is the intent of this Board to fill vacancies by thoroughly reviewing the current strengths and weaknesses of the Board, the size of the Board, the potential future service of current members, and the diversity of the Board, including age, ethnicity, geographic representation, experience, and education. The Board recognizes the need to be flexible and responsive to the needs of all the Company’s constituencies in order to optimize the long-term value of the Company for its shareholders.

The GPPC of the Board is responsible for seeking out possible candidates and otherwise aiding in attracting highly qualified candidates as Directors. In considering potential nominees for election, the Board will consider the attributes listed above, as well as any potential obligations (employment or otherwise), which could be considered a hindrance to the performance of the duties of a Director or a threat or opportunity to the Company.  The GPPC has also developed detailed guidelines to facilitate the candidate search and nomination process.  In identifying possible candidates for the Board, the GPPC will not consider persons who provide professional services for the Company such as legal counsel, investment bankers and accountants.

G.    General Board Attributes

Recognizing that the contribution of the Board will depend not only on the character and capabilities of the Directors taken individually but also on their collective strengths, the Board should be composed of:

(1)          Directors chosen with a view toward bringing to the Board a variety of experience and background relevant to the Company’s business;

(2)          Directors who will form a balanced core of business executives with varied expertise;

(3)          Directors who have substantial experience outside the business community -- in the public, academic or scientific communities, for example;

(4)          Directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies; and

(5)          A majority of Directors who are not employees or former employees of the Company.

H.    Director Qualifications

In considering possible candidates for election as a Director, the Board is guided by the general board attributes described above and by the following:

(1)          Each Director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others and exercise good judgment;

(2)          Each Director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

(3)          Each Director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

(4)          Each Director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

(5)          Each Director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency;

(6)          Each Director should have an equity ownership interest in the Company prior to commencing service on the Board. Each Director’s ownership interest should increase over time, consistent with the approved Director stock ownership guidelines.

I.      Orientation for New Directors; Continuing Education

New Directors participate in an orientation program including visits to Company facilities and discussions with key executives.  New Directors are provided a Director Reference Manual during orientation.  Continuing education programs are recommended to the Directors, and Directors are encouraged to periodically attend director education programs.

J.     Board Evaluation

In assessing the strengths and weaknesses of the Board, an annual evaluation is performed to determine: (1) how well its members’ talents and expertise are suited to guiding the Company into the future; (2) areas of focus for development of current directors, potential future candidates, and the Board in general; (3) the effectiveness of Board processes in assisting the Directors in fulfilling their duties; and (4) in general to determine whether the Board and its committees are functioning effectively. The Board evaluation process includes individual Director evaluations.  The GPPC administers the evaluation process and recommends the frequency and format of the individual Director evaluations.

K.    Limits on Number of Board Memberships

Service on other corporate boards often broadens and deepens the knowledge and experience of our directors.  In addition, officers of the Company who serve on other boards frequently gain valuable insight and experience, which proves beneficial to the Company.  However, service on too many boards can interfere with an individual’s ability to perform his or her responsibilities.  Before accepting an additional board position, a Director is expected to consult with the Chair of the GPPC and the Chairman of the Board to determine whether or not a conflict of interest exists.  In addition, a Director will consider whether the acceptance of a new directorship would compromise his or her ability to perform present responsibilities.  No Director may serve on more than four boards of public companies.  No Director may serve on more than three audit committees of public companies.  An officer of the Company may not serve on a board of a public company without the prior approval of the Chief Executive Officer.

L.    Communication with the Board

Shareholders wishing to communicate with the Board, or with a specific director, may do so by writing to the Board, or to the particular director, and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-0806, Albuquerque, New Mexico 87158. All shareholder communications will be relayed to the Board of Directors or an appropriate committee of the Board.  If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board.  The Corporate Secretary shall promptly forward the unopened envelope to the Board.  From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to the Company’s website www.pnmresources.com/ge/cg for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the presiding director or with the non-management directors as a group may do so by writing to Presiding Director, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-0806, Albuquerque, New Mexico 87158.

II.   INDEPENDENCE AND COMMITTEES

A.    Majority of Independent Directors/Definition of Director Independence

The Board has and will have a majority of independent directors.  At most, two members of management, including the CEO, may serve as Directors. The definition of independence follows applicable law and meets or exceeds the requirements of the New York Stock Exchange (“NYSE”) Corporate Governance Listing Standards.  The Board reviews annually the relationship each Director has with the Company. No

Director is considered independent unless the Board affirmatively determines that the Director has no material relationship with the Company.  PNM Resources will disclose in the Company’s annual proxy statement those determinations and the basis for a Board determination that a relationship is not material.  Currently only one member of the Board, the CEO, is not independent.

B.            Committee Composition

All principal committees of the Board are composed entirely of independent directors.  The principal committees of the Board are:  Audit and Ethics, Finance, Governance and Public Policy, and Human Resources and Compensation.  Each committee has a written charter that complies with the requirements of applicable law and stock exchange listing standards.  In general, committees of the Board are used to focus on issues that may require more in-depth scrutiny.  The specific duties of each committee are detailed in the committee charters, and are approved by the Board of Directors.  Charters are available on the Company website and will be mailed to shareholders upon request.  Each committee reviews its charter on an annual basis, or more frequently if necessary, and recommends any amendments to the full Board.

The membership of each committee is recommended to the Board by the GPPC and is rotated based on the following principles: (1) rotation of committee chair every three-to-seven years, and (2) rotation of other committee members every three-to-five years.  The committees themselves select committee chairs from their membership.  The committees meet in conjunction with regularly scheduled Board meetings, except for the Board meetings held in connection with the Annual Meeting and the Board retreat.  In addition, the Audit and Ethics Committee meets every quarter to review the Company’s 10K and 10Q filings with the Securities and Exchange Commission.  The committees will also meet at additional times as the need arises.

C.            Separation of Chairman and CEO Positions

The Board retains the right to exercise its discretion in combining or separating the offices of Chairman of the Board and Chief Executive Officer.  This determination is made depending on what is best for the Company in light of all circumstances prevailing at the time.  Currently, the Board believes it to be in the best interests of the Company to combine the two positions.  The Board has separated the two offices on three different occasions since the late 1980s.

D.    Lead Director Position

The Chairman of the Board presides at all meetings of the stockholders and of the Board.  In circumstances where the independent directors meet without the Chairman, the Board selects a presiding director.    A presiding Director is selected each year.  The Director selected is responsible for facilitating and chairing the independent directors meetings scheduled for that year.  The independent directors meet at least twice a year without management present and will meet more often as the need arises.

III.   PLANNING / OVERSIGHT FUNCTIONS

A.                 Directors Have Direct Access to Management (Director access to management and, as necessary and appropriate, independent advisors.)

Directors are encouraged to have contact with members of executive management and to familiarize themselves with the Company’s operations.  Members of management are assigned as committee coordinators to assist the committee chairs and members with various committee duties.  Members of executive management attend Board meetings and members of the workforce are routinely called upon to make Board presentations.  Sound judgment is used in striking the balance of engagement with management and avoiding inappropriate involvement in the daily operations of the Company.

B.            Independent Directors Formally Review CEO Performance

The independent directors make this evaluation annually, and communicate the results to the CEO.  The evaluation is based upon objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, and other criteria established by the Board.  This evaluation is used by the HRCC in establishing the CEO’s compensation program and in determining the appropriate compensation level for the CEO to recommend to the Board.

C.            Succession Planning

At least annually the CEO must review management development and succession planning with the Board to assure the effectiveness of the process and identify areas of need.  The Board focuses specifically upon succession planning for the CEO and reviews the CEO’s plans for other members of executive management.

D.            Ethics and Conflicts of Interest

The Company is committed to the highest standards of ethical behavior.  Directors, officers, employees and all other agents and representatives of the Company are expected to observe both the letter and spirit of the law in every transaction and make their own personal commitment to ethical behavior.  Every person working for PNM Resources and its affiliates must act in conformity with its Principles of Business Conduct expressed in its Do the Right Thing guidebook.  The Principles of Business Conduct are grounded in our shared values of Integrity, Fairness, Stewardship, and Engagement.  The Board has not permitted any waiver of any ethics policy for any Director or Executive Officer.  The Board has authorized the GPPC to consider requests for waivers of the Company’s Principles of Business Conduct for a Director or Executive Officer.  There is a strong presumption against providing any waivers.  Any waivers granted must be accompanied by terms and conditions sufficient to protect the Company under the circumstances.  Any waiver of the principles for any Director or Executive Officer will be referred to the full Board for ratification and, if upheld, will promptly be disclosed to shareholders.

The Directors and officers complete a Conflict of Interest Questionnaire annually.  The GPPC has oversight responsibility regarding conflicts of interest.  If an actual or potential conflict of interest arises for a Director, the GPPC addresses the matter with the Director and promptly informs the CEO and the Board.  If a significant conflict exists and cannot be resolved, the Director is expected to resign. A Director is required to disclose to the full Board when any matter under consideration involves a conflict of interest, whether direct or indirect.   Directors are recused from any discussion or decision affecting their personal, business or professional interests. The Board resolves any conflict of interest issue involving the CEO.  The CEO resolves any conflict of interest issue involving any other officer of the Company.

E.              Board Has its Own Advisors

The Board and its committees have the right to communicate directly with the Company’s principal external and internal advisors and to retain at the Company’s expense independent legal counsel, investment bankers, accountants and other consultants.

 IV.   COMPENSATION OF DIRECTORS

A.            Directors Paid Partially in Stock

Only non-employee directors are compensated for their service as Directors. Their compensation is intended to be sufficient to attract qualified candidates.  Director compensation is a mix of cash and stock-based compensation.  The latter is intended to align the interests of the Directors with those of the shareholders.  Directors are paid an annual retainer fee, and a meeting fee for each committee meeting they attend.  The Company has no retirement program for Directors.  Director compensation is established and reviewed by the Board from time to time.  The GPPC is responsible for making recommendations to the Board concerning director compensation.

B.            Stock Ownership Guidelines for Directors/Officers

The Board believes that directors should be stockholders and have a financial stake in the Company. The Board requires that newly elected Directors, before commencing Board service, become shareholders in the Company.  The GPPC establishes and recommends to the full Board, minimum stock ownership guidelines for Directors.  The HRCC establishes stock ownership guidelines and holdings requirements for officers.

According to the guidelines, within three years, Directors should hold stock equal to two times the Annual Retainer, and Officers should hold stock equal to two times Annual Base Salary.  Within five years, the amount of ownership should be five times for Directors and two times for Vice-Presidents, three times for Senior Vice-Presidents, four times for Executive Vice-Presidents and five times for the Chief Executive Officer.  Seventy-five percent of the amount of restricted stock awards must be held until six months after termination of Board service, or in the case of officers, after termination of employment, unless the stock ownership levels are otherwise met.  Guidelines will be reviewed periodically for any appropriate changes.

  V.     DIRECTOR SERVICE

A. Term Limits for Directors

A Director is not eligible for nomination for another term if election for that term would result in the Director serving for more than twelve (12) years, except:  (1) under extraordinary circumstances involving the Company where the Board in its discretion deems it to be in the best interest of the Company for the Director to continue serving on the Board for more than twelve (12) years; or (2) the service beyond twelve (12) years is due to the Director having been selected to fill a vacancy resulting in serving for a portion of an unexpired term.  A nominee for Director for a term which would result in service in excess of twelve (12) years is required to submit a written resignation to the Board for acceptance at such time as the Board, in its discretion, deems advisable.

B.  Inside Directors

A Director who is also an employee of the Company is required to submit a written resignation to the Board on the date of his or her leaving the Company, for acceptance at such time as the Board, in its discretion, deems advisable.

C.  Periodic Review

The establishment of term limits does not mean that a Director will be nominated to serve additional terms up to the maximum number of terms allowable.  Nominations for successive terms are not routine, it being understood that an evaluation process is used to determine that each nomination is in the best interest of the Company.

D.  Change In Employment and Health Condition

Directors are chosen based on their overall qualifications and the particular skill sets needed by the Board at the particular point in time.  Key to the selection is the Director’s professional and community achievements and the Director having the ability to devote to the substantial duties of a Board member.  Directors who undergo a significant change in their business or professional career are required to submit a letter of resignation to the Chair of the GPPC.  The Board, in its discretion, will determine acceptance of the resignation.   A Director who experiences a change, such as a disabling health condition, that prevents the proper performance of the duties of a director is required to submit a letter of resignation.  The determination as to whether a change warrants resignation shall be made by the Chair of the GPPC.

E.  Chief Executive Officer

By virtue of the position, the CEO of the Company is a Director and the Board’s policy regarding term limits does not apply to the CEO as a Director.  When the Director no longer holds the position of CEO of the Company: (1) he or she is required to submit a written resignation as a Director to the Board for acceptance at such time as the Board, in its discretion, deems advisable; (2) the provisions of the Board’s policy regarding service as an Inside Director and term limits applies to the Director; and, (3) any service on the Board by the Director, including the time served on the Board as CEO, is counted for purposes of determinations under this policy.

F.  Policy Changes

The adoption of this policy does not mean a contract exists with any individual Director.  The Board fully reserves the absolute right to change any policy with respect to service on the Board or nomination of a person for service on the Board at any time.

APPENDIX B

PNM Resources, Inc.

Board of Directors

Stock Option Grant Policy

Approved: December 5, 2006

(Amended: February 13, 2007)

BACKGROUND

PNM Resources, Inc. (the “Company”) has adopted the Omnibus Performance Equity Plan (the “PEP” or “Plan”) by which it provides incentives for performance by granting stock options and other equity awards. Participants in the Plan are employees of the Company and its subsidiaries which have adopted the PEP, as well as the Company’s non-employee directors.  The Human Resources and Compensation Committee (the “Committee”) of the Board of Directors administers the PEP.

The purpose of this policy is to provide increased transparency in the Company’s governance practices.  This policy describes the Company’s process and practices related to the awarding of equity compensation, including stock options.  To ensure adherence to this policy, the Company’s Audit Services Department will annually review the process and practices used by the Company in awarding equity compensation.

POLICY

1.               Equity compensation awards shall be made only in compliance with the terms of the PEP and with applicable laws and regulations.  The Senior Vice President and Chief Administrative Officer of the Company is charged with the responsibility of assuring equity compensation compliance.

2.               The Board shall determine the amount of any award of equity compensation to non-employee directors.  The date of award of any equity compensation to non-employee directors shall generally be the date of the Annual Meeting of Shareholders.

3.               The Committee shall approve the award of equity compensation to officers.  In doing so the Committee shall give due consideration to the recommendations of the CEO of the Company.  In determining an award of equity compensation to the Company’s CEO, the Committee shall solicit the input of the outside directors of the Company’s Board, provided that the Committee shall have sole discretion to determine the award, if any, of equity compensation to the CEO.

4.               The President of the Company shall propose to the Committee annually a pool of stock options to be made available for the award of options to non-officer employees with recommendations for the allocation of the pool among the eligible employees.

5.               The Committee shall generally make any award of equity compensation to employees at its first regularly scheduled meeting each year, unless the meeting occurs during a black-out period for trading in Company securities in accordance with the Company’s Insider Trading Policy.  Under those circumstances, the Committee may (a) schedule a special meeting for the consideration of equity compensation awards to be held after the expiration of the blackout period; (b) award the equity compensation by means of unanimous consent executed after the expiration of the black-out period; or (c) pre-approve the equity compensation with an effective date of the first trading day after expiration of the black-out period.  In accordance with the Company’s Insider Trading Policy, a black-out period expires on the third trading day after release of the material, non-public information causing the black-out period.    The related award agreements are prepared and distributed as soon as administratively feasible following the date on which the awards are approved.

6.               If it is determined that equity compensation should be awarded to an employee after the Committee has awarded equity compensation pursuant to its annual process, for example in the case of new hires, any such equity

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compensation will generally be awarded by the Committee at its next regularly scheduled meeting.  The Committee may award such equity compensation by one of the alternative means identified in Section 5 of this policy.

7.               Equity compensation awards are prospective only.  The date of awards is the date on which the Committee approves the awards unless: (a) the date of approval is a non-trading day, in which case the date is the immediately preceding trading date; or (b) in the case of pre-approval during a black-out period, in which case the date is the first trading date after expiration of the black-out period.  The date of the award cannot be changed.  The exercise price of stock options is the closing price of Company stock on the day the stock options are awarded.  If an equity compensation award is made by unanimous consent, the effective date of the award shall be the date the last signature is received unless another date is specified in the resolutions in accordance with this policy.

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APPENDIX C

PNM Resources, Inc.

Board of Directors

Policy and Procedure Governing Related Party Transactions

Approved:  February 13, 2007

It is the policy of the Board of Directors of PNM Resources, Inc. (the “Company”) that any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, with a Related Party (defined below) where the aggregate amount involved is expected to exceed $120,000 in any calendar year (“Related Party Transactions”) shall be subject to approval or ratification in accordance with the procedures set forth below.  It is the purpose of this Policy and Procedure to supplement, rather than displace, existing approval processes for Company transactions.

1.               The Governance and Public Policy Committee (the “Committee”) of the Board of Directors shall review the material facts of any Related Party Transaction and either approve or disapprove the transaction, subject to the exceptions identified below.  If advance approval is not feasible, then the Committee must ratify the Related Party Transaction at its next regularly scheduled meeting or the transaction must be rescinded.  In determining if a Related Party Transaction should be approved or ratified, the Committee shall consider, among other factors it deems appropriate, such factors as (i) the extent of the Related Party’s interest in the Related Party Transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the Related Party Transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (iv) the benefit to the Company, and (v) the aggregate value of the Related Party Transaction.

2.               For purposes of this Policy and Procedure, “Related Party” means:

a.               Any person who is or was an executive officer, director or nominee for election as a director (since the beginning of the last fiscal year); or

b.              Any person or group who is a greater than 5% beneficial owner of the Company’s voting securities; or

c.               Any immediate family member of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and anyone residing in such person’s home (other than a tenant or employee).

3.               The Company’s Corporate Governance Department shall collect and maintain a master list of all Related Parties and distribute that list to appropriate officers and employees so that such officers and employees may identify and bring forward any proposed Related Party Transactions.  The Company’s Corporate Governance Department, in consultation with the Company’s Law Department, shall review each proposed transaction where the aggregate amount involved is reasonably expected to exceed $120,000 in a calendar year and present it to the Committee for review.

4.               No director of the Company may engage in any Committee or Board discussion or approval of any Related Party Transaction in which he or she is a Related Party; provided however, that such director must provide to the Committee or Board, as the case may be, all material information reasonably requested concerning the Related Party Transaction.

5.               All ongoing Related Party Transactions must be reviewed and approved annually by the Committee.

6.               The following types of transactions have been reviewed by the Committee and are hereby pre-approved (“Pre-Approved Transactions”):

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a.               Any compensation paid to a director if the compensation is pursuant to the Board-approved standard compensation arrangements for directors;

b.              Any compensation paid to an executive officer, solely resulting from the employment relationship with the Company if the compensation is reviewed and approved by the Human Resources and Compensation Committee or by the Board.

c.               Any transaction with another company at which a Related Party’s only relationship is as director or beneficial owner of less than a 10% equity interest of that company’s shares;

d.              Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids, or any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

e.               Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

f.                 Any transaction in which the Related Party’s interest arises solely from the ownership of the Company’s equity securities and all holders of the Company’s equity securities received the same benefit on a pro rata basis (e.g. dividends);

g.              Transactions available to employees generally;

h.              Transactions approved by another Committee or the Board in the normal fulfillment of its charter and responsibilities.

In conjunction with implementing this Policy and Procedure, the Committee shall review any existing Related Party Transactions entered into during 2006 and make a determination whether to ratify or rescind the transaction, unless the transaction is a Pre-Approved Transaction.

C-2

APPENDIX D

APPROVED BY THE BOARD OF DIRECTORS
December 17, 2003

CHARTER
AUDIT AND ETHICS COMMITTEE

Committee Coordinator - J. D. Trujillo

A.  PURPOSE

1.               The Audit and Ethics Committee (the “Committee”) shall be a standing committee appointed by the Board of Directors to assist the Board in monitoring:

a.               the integrity of the Company’s financial statements;

b.              the Company’s compliance with legal and regulatory requirements;

c.               the independent auditor’s qualifications and independence; and

d.              the performance of the Company’s internal audit function and independent auditors.

2.               The Committee shall monitor the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established.

3.               The Committee shall be responsible for preparing the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

4.               Because the function of the Committee is oversight, the authority and responsibilities contained in this Charter do not include the duties to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditor.

B.  STRUCTURE AND OPERATIONS

1.               The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Governance and Public Policy Committee (“GPPC”).  All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange.  The Committee shall annually elect one of its members to be the Chair, giving due consideration to the nominee recommended by the GPPC.  At least one member shall be designated by the Board as the “audit committee financial expert” as defined by applicable law.  Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

2.               The Committee shall meet as often as it deems appropriate, but no less often than quarterly.  The Committee shall provide the opportunity at each regularly scheduled meeting and other appropriate times for separate executive sessions with management, internal auditors and independent auditors.

3.               The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities.  The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors as it deems necessary in the fulfillment of its duties.  The Committee and its designees shall have unlimited accessibility to all the Company’s records, property, and employees.  The Committee shall have sufficient funding to carry out its duties, including funding for payment of compensation to the independent auditor for preparing or issuing an audit report or performing other audit, review or attest services for the Company; payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

4.               The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C.  DUTIES AND RESPONSIBILITIES

1.               The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  The independent auditors shall report directly to the Committee.

2.               The Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditors in accordance with applicable law.  If the Committee delegates its pre-approval authority to one or more of its members, any pre-approvals granted pursuant to the delegation shall be reported to the full Committee at its next meeting.

3.               At least annually, the Committee shall review the qualifications, performance and independence of the independent auditors.  The Committee’s evaluation shall include a review of the audit firm’s lead partner.  As part of this review, the Committee shall obtain and review a report by the independent auditors describing:

a.               the firm’s internal quality control procedures;

b.              any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with those issues; and

c.               all relationships between the independent auditors and the Company to assist the Committee in assessing the auditor’s independence.

4.               As part of the annual review of the independent auditors, the Committee shall discuss with the independent auditors any relationships or services provided to the Company that may impact their objectivity and independence and significant legal matters involving the firm.  For purposes of this discussion, significant legal matters do not include litigation that is merely incidental to the practice of the accounting profession.  Significant legal matters include:

a.               legal matters that may have a significant adverse effect on the firm or its reputation;

b.              lawsuits or enforcement actions that have been filed by the SEC against the firm;

c.               criminal actions concerning the firm’s professional practice in which the firm or any of its partners or professional staff is a defendant;

d.              SEC investigations involving an individual who would be providing services for the Company; and

e.               any other matters that may affect the firm’s continuing ability to perform auditing services in a manner that maintains investor confidence in the integrity of the Company’s financial statements.

5.               The Committee shall recommend to the Board any appropriate action to be taken as a result of the annual review of the independent auditors that may be necessary to satisfy itself of the independence of the independent auditors and their ability to satisfactorily perform auditing services.

6.               The Committee shall assure the rotation of the lead audit partner every five years and other audit partners every seven years and shall establish hiring policies regarding employees and former employees of the independent auditors.  The Committee shall have the authority to adopt, review and revise policies regarding the regular rotation of the audit firm.

7.               The Committee shall review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including the footnotes, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the certifications of the Chief Executive Officer and the Chief Financial Officer required by applicable law regarding the Company’s financial statements and reports filed with the SEC.  In conducting its review, the Committee shall review:

a.               major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

b.              analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

c.               the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

8.               The Committee shall discuss the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.  The discussions may be general in nature, consisting of the types of information to be disclosed and the types of presentations to be made.

9.               The Committee shall discuss the scope, objectives, staffing, reliance upon management and procedures to be included in the annual audit with the independent auditors, including the coordination of the audit effort with the Audit Services Department.

10.         The Committee shall discuss all items required to be communicated in accordance with applicable law, auditing standards or other professional accounting standards relating to the conduct of the audit, including reviewing with the independent auditors any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11.         The Committee shall discuss policies regarding risk assessment and risk management in order to evaluate their effectiveness in identifying and mitigating significant risks and exposures, including business and financial risks, financial reporting and accounting controls, litigation issues, computerized information system controls and security, compliance with laws and regulations, other internal controls, and areas of operational risk that may impact the Company’s financial health.  The Committee shall review and monitor risk mitigation and management methods designed to address these risks.

12.         The Committee shall review material written communications prepared by the internal and independent auditors and the actions taken by management in response to the internal and independent auditors’ suggestions.

13.         The Committee shall review and monitor the Company’s Code of Conduct Ethics and Compliance Program, including the effectiveness of the Program for monitoring compliance with laws and regulations and the results of management’s investigations and handling of any instances of non-compliance, including disciplinary action.

14.         The Committee shall review policies and procedures regarding officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal or independent auditors.

15.         The Committee shall establish procedures for:

a.               the receipt, retention and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

b.              the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16.         The Committee shall review and consult with management regarding management’s appointment, evaluation, replacement, reassignment and dismissal of the Director of Audit Services.

17.         The Committee shall review the Audit Services Department’s objectives, resources and effectiveness; its organizational position, objectivity and status within the Company; its compliance with relevant professional standards; and its annual audit plan, including its coordination with the examination performed by the independent auditors.

18.         The Committee shall review the results of the internal audit activities for the year, internal audit’s consideration of the internal control structure and its evaluation of the adequacy of the internal controls over the financial reporting process, computer controls and security, and Company-wide risk management.

19.         The Committee shall review with the General Counsel significant litigation and regulatory matters involving the Company and review with the General Counsel and the independent auditors related disclosures made in the financial statements and related footnotes.

20.         The Committee shall make regular reports to the Board of its ongoing activities, actions taken, and, in particular, shall report to the Board regarding any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal auditors.

21.         The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

APPENDIX E

APPROVED BY THE BOARD OF DIRECTORS

December 17, 2003
(Amended February 13, 2007)

CHARTER

FINANCE COMMITTEE

Committee Coordinator – C.N. Eldred

A.   PURPOSE

1.               The Finance Committee (the “Committee”) shall be a standing committee appointed by the Board of Directors with responsibility to:

a.               review and recommend to the Board the Company’s capital structure and financial strategy, including dividend policy;

b.              oversee the Company’s financial performance, capital expenditures and investment procedures and policies;  and

c.               oversee risk management strategies and policies.

2.               The Committee shall have responsibility to oversee the governance, performance and funding level of the pension fund and the performance of the 401(k) plan funds.

B.  STRUCTURE AND OPERATIONS

1.               The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Governance and Public Policy Committee (“GPPC”).  All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange.  The Committee shall annually elect one of its members to be the Chair, giving due consideration to the nominee recommended by the GPPC.

2.               The Committee shall meet as often as it deems appropriate, but not less frequently than three times a year.

3.               The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities.  The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors as it deems necessary in the fulfillment of its duties.  The Committee and its designees shall have unlimited accessibility to all the Company’s records, property, and employees.  The Committee shall have sufficient funding to carry out its duties, including funding for payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

4.               The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C.  DUTIES AND RESPONSIBILITIES

1.               The Committee shall review and recommend to the Board changes in capital structure, financial strategy and dividend policy for the Company.

2.               The Committee shall assist the Board in reviewing the Company’s financial results compared to the business plan (the Annual Operating Plan (AOP)) and assess operational performance.

E-1

3.               The Committee shall review and approve the Company’s pension and corporate investment procedures, policies, investment performance, and compliance of fund managers with company policy.

4.               The Committee shall review and approve the Company’s Capital Development & Approval Process (CDAP) and Capital Allocation Policy.

5.               The Committee shall review the Company’s Capital Expenditure Budget and recommend the appropriate spending levels to the Board for approval.

6.               The Committee shall review and approve all single capital projects in excess of $10 million for compliance with corporate strategic goals, and review summary lists of all capital projects of $1 million or more.  All capital projects shall have previously been approved by the CEO or any officer of the Company to whom such authority has been properly delegated.

7.               The Committee shall review all equity and debt financing of $30 million or more (leases, special purpose vehicles, refinancing, restructuring and early retirement) and recommend approval by the Board.

8.               The Committee shall review and approve intercompany loan agreements of $50 million or more.

9.               The Committee shall review the financial implications of any significant transactions requiring Board approval as related to mergers, acquisitions, reorganizations and divestitures.

10.         The Committee shall review transactions, or a series of similar transactions within a twelve month period, which involve the sale, transfer or other disposition of assets valued at $50 million or more.

11.         The Committee shall review reports regarding the performance of the Company’s 401(k) plan funds.

12.         The Committee shall review and consult with management on risk management policies and procedures.  The Committee shall approve the Risk Management Policy, Risk Management Committee members, and authorize risk tolerance and review trading in derivative instruments

13.         The Committee shall review the Company’s insurance program for adequacy of coverage.

14.         The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

15.         The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

E-2

APPENDIX F

APPROVED BY THE BOARD OF DIRECTORS

December 17, 2003

(Amended February 13, 2007)

CHARTER

GOVERNANCE AND PUBLIC POLICY COMMITTEE

Committee Coordinator – W. J. Real

A.  PURPOSE

1.               The Governance and Public Policy Committee (the “Committee”) shall be a standing committee appointed by the Board of Directors with responsibility to:

a.               identify individuals qualified to become board members;

b.              recommend to the Board director nominees for the next annual meeting of shareholders;

c.               develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

d.              oversee the evaluation of the Board and critical management policies, initiatives and community activities.

2.                The Committee shall be responsible for monitoring, evaluating and recommending appropriate actions to the Board regarding the Company’s public responsibilities, corporate image and corporate citizenship such that the Company is held in high regard by its customers, shareholders, government officials, and the public at large.

3.                The Committee shall have oversight responsibility regarding conflicts of interest.  The Committee shall have authority to consider requests for waivers for a Director or Executive Officer of the Company’s Principles of Business Conduct, for recommendation to the Board.

B.  STRUCTURE AND OPERATIONS

1.               The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Committee.  All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange.  The Committee shall annually elect one of its members to be the Chair.

2.               The Committee shall meet as often as it deems appropriate, but not less frequently than three times a year.

3.               The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities.  The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors, as it deems necessary in the fulfillment of its duties.  The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, and to approve the search firm’s fees and other retention terms.  The Committee and its designees shall have unlimited accessibility to all the Company’s records, property, and employees.  The Committee shall have sufficient funding to carry out its duties, including funding for payment of compensation to search firms used to identify director candidates; payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

4.               The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C.  DUTIES AND RESPONSIBILITIES

1.               The Committee shall develop candidate qualifications for Board membership.  General qualifications for Board membership shall be included in the corporate governance principles recommended by the Committee and approved by the Board.

2.               The Committee shall recommend to the Board nominees for election to the Board.

3.               The Committee shall recommend to the Board nominees to fill Board vacancies.

4.               The Committee shall recommend to the Board the composition and organization of the Board, including committee assignments.  The Committee shall recommend nominees for committee chairs.

5.               The Committee shall develop and recommend to the Board standards for determining director independence consistent with the requirements of the New York Stock Exchange and other applicable laws or regulations.  The Committee shall review and assess these standards on a periodic ongoing basis.

6.               The Committee shall review the qualifications and independence of the members of the Board and its various committees on a periodic basis and recommend the affirmation of Director independence to the Board as appropriate.

7.               The Committee shall review any proposed amendments to the Company’s Articles of Incorporation and Bylaws and recommend appropriate action to the Board.

8.               The Committee shall recommend Board compensation levels and stock ownership guidelines, and shall review director stock ownership on an annual basis, in compliance with the stock ownership guidelines.

9.               The Committee shall review and recommend on a periodic basis to the full Board the optimum size of the Board.

10.         The Committee shall review Board practices, which influence the effectiveness of the Board, including conflict of interest and Board effectiveness evaluations.  The Committee shall develop and recommend evaluation processes for use by the committees of the Board in conducting their annual self-evaluations.

11.         The Committee shall recommend criteria for a continuing education program for directors and provide information on corporate board and utility industry education programs.

12.         The Committee shall recommend criteria to be applied in determining directors’ continued board service, and shall periodically review directors’ performance.

13.         The Committee shall review the nature and adequacy of information supplied to directors regarding Company activities, industry trends and public policy developments.

14.         The Committee shall review the Company’s key public policy positions taken in legislative, regulatory and judicial forums.

15.         The Committee shall monitor the Company’s corporate image strategy, community involvement; communication initiatives, and results, including PNM Resources Foundation and corporate charitable giving programs.

16.         The Committee shall have the responsibility to review the Corporate Environmental Management Systems, monitor the implementation of Corporate Environmental Policy, Environmental Sustainability strategies and results, including progress towards meeting the Company’s environmental goals.

17.         The Committee shall have the responsibility to review the Corporate Governance Principles and recommend desirable changes to the Board.

18.         The Committee shall have authority to consider requests for waivers for a Director or Executive Officer of the Company’s Principles of Business Conduct.  There shall be a strong presumption against providing any waivers.  Any waivers granted must be accompanied by terms and conditions sufficient to protect the Company under the circumstances.  Any waiver of the principles for any Director or Executive Officer shall be referred to the full Board for final approval and if granted, shall promptly be disclosed to shareholders.

19.         The Committee shall develop and circulate to the Directors and Officers a Conflict of Interest Questionnaire to be completed annually.  If an actual or potential conflict of interest arises for a Director, the Committee shall address the matter with the Director and promptly inform the CEO and the Board.  If a significant conflict exists and cannot be resolved, the Committee shall seek the Director’s resignation.  Any conflict of interest issue involving the CEO shall be referred to the Board for resolution.  Any conflict of interest issue involving any other Officer of the Company shall be referred to the CEO for resolution with the requirement that the CEO shall report to the Committee how the matter was resolved.

20.         The Committee shall have the responsibility to review the material facts of any related party transaction and approve such transaction in accordance with the Policy and Procedure Governing Related Party Transactions.

21.         The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

22.         The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

APPENDIX G

APPROVED BY THE BOARD OF DIRECTORS

December 17, 2003

(Amended February 13, 2007)

CHARTER

HUMAN RESOURCES AND COMPENSATION COMMITTEE

Committee Coordinator – A. A. Cobb

A.  PURPOSE

1.                    The Human Resources and Compensation Committee (the “Committee”) shall be a standing committee appointed by the Board of Directors with responsibility to:

a.               review and approve corporate goals and objectives relevant to CEO compensation;

b.              evaluate the CEO’s performance in light of those goals and objectives; and

c.               determine and recommend for approval by the independent directors of the Board the CEO’s compensation level based on this evaluation.

d.              oversees the performance evaluation process of the CEO.

2.               The Committee shall be responsible for the evaluation of management performance.  The Committee shall be responsible for making recommendations to the Board regarding non-CEO compensation, incentive-compensation plans and equity-based plans.

3.               The Committee shall be responsible for preparing the report on executive compensation required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

B.  STRUCTURE AND OPERATIONS

1.               The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Governance and Public Policy Committee (“GPPC”).  All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange.  The Committee shall annually elect one of its members to be the Chair, giving due consideration to the nominee recommended by the GPPC.

2.               The Committee shall meet as often as it deems appropriate, but not less frequently than three times a year.

3.               The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities.  The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors as it deems necessary in the fulfillment of its duties.  The Committee shall have sole authority to retain and terminate any compensation consulting firm to be used to assist the Committee in the evaluation of CEO or senior executive compensation, and to approve the consulting firm’s fees and other retention terms.  The Committee and its designees shall have unlimited accessibility to all the Company’s records, property, and employees.  The Committee shall have sufficient funding to carry out its duties, including funding for payment of compensation to compensation consulting firms; payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

4.               The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C.  DUTIES AND RESPONSIBILITIES

1.               The Committee shall review the Company’s compensation policies and benefit programs and how they relate to the attainment of goals.  The Committee shall recommend to the Board the compensation philosophy and guidelines for the entire executive and managerial group, giving emphasis to rewarding long term results and maximizing shareholder value.  The Committee shall make recommendations to the Board regarding use of equity-based compensation plans.

2.               The Committee shall establish an appropriate compensation program for the CEO based on a review of compensation practices for CEO’s and various executives in the Company’s own industry, as well as comparable positions nationally.  This program shall include attainment of corporate goals as a key part of its structure.

3.               The Committee shall review and recommend to the independent directors the CEO’s compensation level, including incentives, each year and communicate this to the CEO.  The level of compensation shall be measured against attainment of goals.

4.               The Committee shall review and approve the compensation levels, including incentives, for officers and other highly compensated employees, giving due consideration to the CEO’s recommendations.  As part of this review the Committee shall review the performance evaluations provided by the CEO for the officers and other highly compensated employees.

5.               The Committee oversees, and includes the independent directors in the annual performance evaluation of the CEO, giving emphasis to the CEO’s performance relative to the performance goals established by the Board for that year.

6.               The Committee shall review, and make recommendations to the Board concerning any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, and severance or termination arrangements.

7.               The Committee shall plan for management continuity through annual review and approval of a succession plan for the CEO and review of the CEO’s plans for other members of executive management.

8.               The Committee shall review and monitor the Company’s Affirmative Action program.

9.               The Committee shall review reports and presentations from employee organizations, such as Llave and the American Indian Employee Organization (AIEO).

10.         The Committee shall review management’s recommendations on health, retirement and other related employee benefit programs.  The Committee shall approve new plans or substantive changes to existing programs in accordance with Board resolutions adopted February 19, 2002.  The Committee shall review reports regarding the adequacy and diversity of the investment fund options under the Company’s 401(k) plan and the educational programs provided to employees regarding participation in the 401(k) plan.

11.         The Committee shall review and approve any additional employee benefits plans and any amendments to employee benefits plans, including those currently in effect and those that may be added in the future, except:

a.               those plans and amendments that exclusively affect the benefits of employees included in a unit of employees covered by a collective bargaining agreement with a labor union;

b.              amendments that are not essential to the meaning of the plan;

c.               amendments to plan design that do not increase the costs of the plan by 10% or more over the costs of the plan in the prior year;

d.              amendments that do not alter the purpose of the plan;

e.               amendments that are required by applicable tax law;

f.                 amendments that do not change the participants eligible to participate in the plan nor the intended benefits of the plan;

g.              amendments to correct obvious errors such as typographical or grammatical errors;

h.              amendments required by changes in legal requirements applicable to the plan; and

i.                  amendments necessary to clarify the meaning of one or more provisions of the plan.

12.         The Committee shall review any additional employee benefits plans and amendments for which committee approval is not required.

13.         The Committee shall review and approve any employee benefits plan and amendment that is solely for the benefit of one or more officers.

14.         At least annually the Committee shall review management development and succession planning to assure the effectiveness of the process and identify areas of need.

15.         The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

16.         The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

For purposes of this Charter, “employee benefits plan” includes all plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the trusts or other funding mechanisms for the plans, and individually negotiated severance or deferred compensation agreements, whether or not covered by Section 3(3) of ERISA.

Directions to
PNM Resources, Inc.
Annual Meeting of Shareholders

Tuesday, May 22, 2007 — 9:00 a.m.

South Broadway Cultural Center
1025 Broadway, SE
Albuquerque, New Mexico

VOTE AUTHORIZATION FORM

I understand that The Vanguard Fiduciary Trust Company is the holder of record and custodian of all shares of PNM Resources common stock held by the PNM Resources, Inc. Retirement Savings Plan (“RSP”) which are allocated to my RSP account. Further, I understand that my voting instructions are solicited on behalf of PNM Resources’ Board of Directors for the Annual Meeting of Shareholders of PNM Resources to be held on May 22, 2007.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE

Dear RSP Participant:

In connection with the Annual Meeting of Shareholders of PNM Resources, Inc. on May 22, 2007, you may direct the voting of shares of PNM Resources common stock held by the PNM Resources, Inc. Retirement Savings Plan (“RSP”), which are allocated to your account. Instructions are set forth below for providing your timely express directions over the Internet, by telephone, or by mail.

The RSP requires us to provide voting instructions to the Trustee, The Vanguard Fiduciary Trust Company, for all shares held under the plan. Your voting directions will be received in confidence and tallied by the tabulator for PNM Resources, Mellon Investor Services, who will only provide us with the cumulative results of all of the express directions received, so that we may instruct the Trustee to vote your allocated shares in accordance with the express directions received from you. No individual participant vote information will be provided to us.

If no timely express directions are received from you, then we shall instruct the Trustee to vote the shares allocated to your account as follows:

•                   FOR the election of the nine nominees for directors of PNM Resources.

•                   FOR the appointment of Deloitte & Touche LLP as independent public accountants for 2007.

The Corporate Investment Committee will vote all shares held in the RSP on any other matter that is properly raised at the Annual Meeting in accordance with its judgment.

We encourage you to direct the voting of the shares allocated to your RSP account by voting over the Internet or by telephone on or before May 18, 2007 at 11:59 AM, Eastern Time or by signing and mailing the vote authorization form so that it is received on May 18, 2007. If you vote over the Internet or by telephone, you may change your express voting directions up until the deadline for voting over the Internet or by telephone. Please note that the deadline for voting your RSP shares is earlier than for any shares held directly by you so that there is adequate time to instruct the Trustee to vote the RSP shares.

Sincerely,

Corporate Investment Committee,

Wendy Carlson

Committee Chairperson

(Please note that this form is only for voting RSP shares. You must use the separate proxy card provided to you to vote shares held directly by you.)

A VOTE “FOR” THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS.					Please Mark Here for Address Change or	☐
Comments SEE REVERSE SIDE

					FOR	AGAINST	ABSTAIN
PROPOSAL 1: ELECTION OF DIRECTORS		PROPOSAL 2:		Approve the appointment of Deloitte & Touche LLP as independent public accountants for 2007.	☐	☐	☐
01 Adelmo E. Archuleta, 02 Julie A. Dobson, 03 Woody L. Hunt, 04 Charles E. McMahen, 05 Manuel T. Pacheco, 06 Robert M. Price, 07 Bonnie S. Reitz, 08 Jeffry E. Sterba and 09 Joan B. Woodard

FOR	WITHHOLD AUTHORITY	FOR ALL
all nominees listed	to vote for all nominees	nominees listed above
above		except as listed below
☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

Signature			Signature		Date

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

 FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 AM Eastern Time on May 18, 2007.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/pnm-emp		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postagepaid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the 2006 Summary Annual Report, 10K and 2007
Proxy Statement on the internet at www.pnmresources.com

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints W.L. Hunt, M. T. Pacheco, and B.S. Reitz and each or any one of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of PNM Resources, Inc., to be held at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, NM, at 9:00 AM, Mountain Daylight Time, on May 22, 2007, and at any continuation of the meeting, if adjourned, on all matters coming before the meeting.

Pursuant to the proxy statement, said proxies are directed to vote as indicated on this proxy, and otherwise in accordance with their judgement with respect to any other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSALS 1 and 2.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE

Fellow Shareholder,

Your company’s Board of Directors cordially invites you to attend the 2007 Annual Meeting of Shareholders of PNM Resources, Inc. The meeting will be held on Tuesday, May 22, 2007, beginning at 9:00 AM, at the South Broadway Cultural Center, 1025 Broadway SE, in Albuquerque, NM.

The Annual Meeting offers an opportunity to become acquainted with me and the other directors, together with all the members of the PNM Resources executive team, and to discuss our plans for the future. For shareholders who do not join us in person, we will be making my speech available on the pnmresources.com web site on the day of the meeting.

If you are unable to attend this year’s meeting, please take a few moments to read the enclosed proxy statement and cast your vote for the election of directors and the appointment of our auditor for 2007. We are offering shareholders the option to register their votes by telephone or over the Internet, as well as with the traditional mail-in ballot or by casting your vote in person at the Annual Meeting.

On behalf of all PNM Resources Employees, I thank you for your continued confidence in us.

Sincerely,

Jeffry E. Sterba
Chairman, President & CEO

A VOTE “FOR” THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS.					Please Mark Here for Address Change or	☐
Comments SEE REVERSE SIDE

					FOR	AGAINST	ABSTAIN
PROPOSAL 1: ELECTION OF DIRECTORS		PROPOSAL 2:		Approve the appointment of Deloitte & Touche LLP as independent public accountants for 2007.	☐	☐	☐
01 Adelmo E. Archuleta, 02 Julie A. Dobson, 03 Woody L. Hunt, 04 Charles E. McMahen, 05 Manuel T. Pacheco, 06 Robert M. Price, 07 Bonnie S. Reitz, 08 Jeffry E. Sterba and 09 Joan B. Woodard

FOR	WITHHOLD AUTHORITY	FOR ALL
all nominees listed	to vote for all nominees	nominees listed above
above		except as listed below
☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

Signature			Signature		Date

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

 FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 21, 2007.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/pnm		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the 2006 Summary Annual Report, 10-K and 2007
Proxy Statement on the internet at www.pnmresources.com